UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to 240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 25, 2012

Dear Red Hat Stockholders,

It is my pleasure to invite you to Red Hat’s 2012 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 9, 2012, at 9:00 a.m. local time, at our corporate headquarters, located at 1801 Varsity Drive, Raleigh, North Carolina 27606. I hope you will be able to attend. You will find details regarding the meeting and the business to be conducted in the accompanying Notice of 2012 Annual Meeting of Stockholders and Proxy Statement.

This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials for the 2012 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.

Your vote is important to us. Whether or not you plan to attend the 2012 Annual Meeting, we hope you will vote as soon as possible. You may vote in person, by telephone, over the Internet or, if you received paper copies of the proxy materials, by mail.

Thank you for your ongoing support of Red Hat.

Sincerely,

James M. Whitehurst President and Chief Executive Officer

RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	9:00 a.m. local time on Thursday, August 9, 2012

PLACE:	Red Hat’s corporate headquarters located at 1801 Varsity Drive, Raleigh, North Carolina 27606

ITEMS OF BUSINESS:

1.      To elect two members to the Board of Directors, each to serve for a three-year term as a Class I director

2.      To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2013

3.      To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

4.      To approve an amendment and restatement of Red Hat’s 2004 Long-Term Incentive Plan

5.      To vote on a stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting

6.      To transact such other business as may properly come before the 2012 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the 2012 Annual Meeting or at any time and date to which the 2012 Annual Meeting may be properly adjourned or postponed.

RECORD DATE:	Stockholders of record at the close of business on June 15, 2012 are entitled to notice of, and to vote at, the 2012 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at our corporate headquarters located at 1801 Varsity Drive, Raleigh, North Carolina 27606, during ordinary business hours during the ten-day period before the 2012 Annual Meeting.

VOTING:	Whether or not you plan to attend the 2012 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the pre-paid envelope provided.

By Order of the Board of Directors,

Michael R. Cunningham Secretary

Raleigh, North Carolina

June 25, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING TO BE HELD ON AUGUST 9, 2012: THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.PROXYVOTING.COM/RHT

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 9, 2012

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

ON AUGUST 9, 2012

INTRODUCTION

This Proxy Statement for Red Hat’s 2012 Annual Meeting of Stockholders (“Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors (“Board”) of Red Hat, Inc., to be used at our 2012 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the corporate headquarters of Red Hat, Inc. located at 1801 Varsity Drive, Raleigh, North Carolina 27606 on Thursday, August 9, 2012, at 9:00 a.m. local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying materials (or a Notice of Internet Availability of Proxy Materials) are being mailed on or about June 29, 2012 to stockholders of record as of the close of business on June 15, 2012.

When we use the terms “Red Hat,” “the Company,” “we,” “us,” and “our,” we mean Red Hat, Inc., a Delaware corporation, and its subsidiaries, where applicable.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Why am I receiving these materials?

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies for our Annual Meeting. These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 15, 2012 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

What is included in the proxy materials?

The proxy materials include our Proxy Statement for the Annual Meeting, our 2012 Annual Report which includes our Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (“Fiscal 2012”) and, if you receive a paper copy of these materials, a proxy card or voting instruction card.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

You may receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability describes how to access the proxy materials over the Internet and request paper copies of the proxy materials via mail. We will begin mailing the Notices of Internet Availability on or about June 29, 2012 to stockholders who are eligible to vote at the Annual Meeting.

Who is eligible to vote at the Annual Meeting?

If your shares of Red Hat common stock are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), as of the close of business on June 15, 2012, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

How many votes do I have?

You will have one vote for each share of our common stock owned by you, as a stockholder of record or in street name, as of the close of business on June 15, 2012.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•	Item 1: the election of two members to the Board, each to serve for a three-year term as a Class I director;

•	Item 2: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2013 (“Fiscal 2013”);

•	Item 3: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation;

•	Item 4: the approval of an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan; and

•	Item 5: the stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the two nominees named in this Proxy Statement to the Board, each to serve for a three-year term as a Class I director;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2013;

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation;

•	FOR the approval of an amendment and restatement of Red Hat’s 2004 Long-Term Incentive Plan; and

•	AGAINST the stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting.

Other than the items listed in the Proxy Statement, what other business will be addressed at the Annual Meeting?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxies as your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are authorized to vote your shares in their discretion.

How do I vote my shares?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•

By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•

In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admittance, you must present a valid government-issued photo identification such as a driver’s license or passport.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present a valid government-issued photo identification such as a driver’s license or passport and hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares held in street name at the Annual Meeting without a valid government-issued photo identification such as a driver’s license or passport, a valid proxy from your broker, bank or similar institution and a signed ballot.

Can I change or revoke my proxy?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our President or Corporate Secretary at our corporate headquarters. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

If I submit a proxy by Internet, telephone or mail, how will my shares be counted?

If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013, FOR the approval (on an advisory basis) of a resolution relating to Red Hat’s executive compensation, FOR the approval of an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan, and AGAINST the stockholder proposal, if properly presented before the Annual Meeting. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the advisory vote on a resolution relating to Red Hat’s executive compensation plan, the approval of an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan and the stockholder proposal), your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters (such as election of directors, approval of the amendment and restatement of the Company’s 2004 Long-Term Incentive Plan and the stockholder proposal) to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 15, 2012, the record date for the Annual Meeting, there were 192,898,144 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is required to approve the proposals submitted to a vote at the Annual Meeting?

At the Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect the director nominee, the number of shares voted “For” the director nominee must exceed the number of shares voted “Against” the director nominee. Abstentions and broker non-votes will not be considered votes cast.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve ratification of the selection of the independent registered public accounting firm, approve (on an advisory basis) the resolution relating to the Company’s executive compensation, approve an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan, approve the stockholder proposal (which is non-binding, as described below in “Item 5—Stockholder Proposal to Repeal Classified Board”) and any other matters that properly come before the Annual Meeting. Abstentions and broker non-votes will not be considered to have been voted.

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact Computershare at 1-888-313-0164.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

Who counts the votes?

Votes are counted by Computershare, our transfer agent and registrar, and are then certified by a representative of Computershare appointed by the Board to serve as the Inspector of Election at the Annual Meeting.

How can I obtain directions to the Annual Meeting?

You may contact Red Hat Investor Relations at 919-754-3700.

Who pays for the expenses of this proxy solicitation?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies, in person, by telephone, or by other means of communication, for a fee of approximately $10,000, plus reimbursable expenses. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Where can I find vote results after the Annual Meeting?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

How can I obtain more information about Red Hat?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.proxyvoting.com/rht or at www.redhat.com under “About Red Hat—Investor Relations—SEC Filings & Financial Information.”

What is “householding”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” Notices of Internet Availability. This means that only one copy of our Notice of Internet Availability may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability to you if you write to us at the following address or call us at the following phone number:

Red Hat, Inc.

Attention: Investor Relations

1801 Varsity Drive

Raleigh, North Carolina 27606

Phone: 919-754-3700

If you want to receive separate copies of the Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution.

ITEM NO. 1—ELECTION OF DIRECTORS

Our Board currently consists of ten directors divided into three classes. One class of directors is elected annually, and each class serves for a term of three years. The term of the Class I directors will expire at this Annual Meeting. The class makeup of the Board is as follows:

Class	Directors	Term Expires
I	Micheline Chau, Marye Anne Fox and Donald H. Livingstone	2012
II	Jeffrey J. Clarke, W. Steve Albrecht and General H. Hugh Shelton (U.S. Army Retired)	2013
III	Sohaib Abbasi, Narendra K. Gupta, William S. Kaiser and James M. Whitehurst	2014

Criteria for Evaluating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications will include consideration of diversity, age, skills and professional experience in the context of the needs of the Board. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

•

Financial Expertise. Nominees who have knowledge of financial markets, financing and funding operations and accounting and financial reporting processes assist us in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal controls.

•

Global Expertise. As a global organization with offices in over 30 countries, nominees with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.

•

Industry Expertise. Nominees with experience in the information technology industry help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete.

•

Public Company Board Experience. Nominees who have served on other public company boards offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management and oversight of a changing mix of strategic, operational and compliance-related matters.

•	Science and Technology Expertise. Nominees with backgrounds in science and technology support our efforts to spur innovation and develop new ideas.

•

Senior Leadership Experience. Nominees who have served in senior leadership positions provide special insight and guidance. We seek candidates who possess proven leadership qualities and the ability to identify and develop those qualities in others. They also bring a practical understanding of organizations, processes, strategy, risk management and methods to drive change and growth.

Nominees for Election to the Board of Directors

The Board has nominated two Class I directors, Marye Anne Fox and Donald H. Livingstone, for three-year terms ending in 2015. Each nominee has indicated an intention to serve if elected and will hold office for his or her term and until a successor has been elected and qualified or until his or her earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Micheline Chau has indicated that she will not stand for re-election due to the time demands required by her other professional obligations. Ms. Chau will continue to serve until the expiration of her term.

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

Marye Anne Fox, 64

Chancellor of the University of California, San Diego

Director since January 2002

Dr. Fox has served as the Chancellor of the University of California, San Diego and Distinguished Professor of Chemistry at that institution since August 2004. Prior to that Dr. Fox served as the Chancellor of North Carolina State University and as Distinguished University Professor of Chemistry from August 1998 until July 2004. Dr. Fox is an elected member of the National Academy of Sciences and serves on the board of directors of W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Bridgepoint Education, Inc. (NYSE:BPI), a provider of educational services. Dr. Fox served on the board of directors of Boston Scientific Corporation, a developer, marketer and manufacturer of medical devices, from June 2002 until May 2011. Dr. Fox also served as a director of Pharmaceutical Product Development, Inc., a biotechnology development services company, from 2002 until 2008. With her experience leading large educational institutions, her technical background and service as director of large public companies, Dr. Fox brings to our Board public company board experience, science and technology expertise and senior leadership experience.

Donald H. Livingstone, 69

Teaching Professor (Retired), Brigham Young University, Marriott School of Management

Director since September 2009

Mr. Livingstone retired in August 2011 from Brigham Young University’s (“BYU”) Marriott School of Management (“Marriott School”) where he had served as a teaching professor since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices. Mr. Livingstone served as a member of the board of directors of Micrel, Incorporated, an integrated circuit designer and manufacturer, from 2002 until 2007; Sento Corporation, a provider of integrated, multi-channel customer support, from 2004 until 2007; AmericanWest Bancorporation, a bank holding company, from 2005 until 2007; and American Express Centurion Bank, a chartered industrial bank and wholly owned subsidiary of American Express Travel Related Services, Inc., from 2005 until 2007. Mr. Livingstone’s career in public accounting and as a professor, as well as his service as a director of a number of public companies, brings to our Board financial expertise and public company board experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF

MARYE ANNE FOX AND DONALD H. LIVINGSTONE

TO THE COMPANY’S BOARD OF DIRECTORS

Members of the Board Continuing to Serve

The following directors will continue to serve on our Board. Set forth below is a brief biography for each such director and a description of the key attributes that each brings to our Board.

Sohaib Abbasi, 55

Chairman, Chief Executive Officer and President of Informatica Corporation

Director since March 2011

Mr. Abbasi has served as the Chief Executive Officer and President of Informatica Corporation (NASDAQ:INFA) since July 2004 and as Chairman of its board of directors since March 2005. Until 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. As President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board industry expertise as well as public company board and senior leadership experience.

W. Steve Albrecht, 65

Professor of Accounting, Brigham Young University, Marriott School of Management

Director since March 2011

Dr. Albrecht, who previously served on our Board from April 2003 through June 2009, is the Andersen Alumni Professor of Accounting at BYU. Dr. Albrecht has also served as a mission president in Japan for his church since June 2009. Dr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois, and served as Associate Dean of the Marriott School at BYU until July 2008. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (NASDAQ:CY) and SkyWest, Inc., the holding company of SkyWest Airlines (NASDAQ:SKYW). He previously served on the board of directors of SunPower Corporation, a solar panel design and manufacturing company, from 2005 to 2012. He is the past president of the American Accounting

Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB). Dr. Albrecht’s career in public accounting and as a professor and associate dean, as well as his service as a director of a number of public companies, brings to our Board financial expertise as well as public company board and senior leadership experience.

Jeffrey J. Clarke, 50

Chairman of the Board of Directors of Travelport, Inc.

Director since November 2008

Mr. Clarke has served as Chairman of the board of directors of Travelport, Inc., a provider of transaction processing for the global travel industry, since February 2012. A member of Travelport’s board since May 2006, Mr. Clarke also served as its Executive Chairman from May 2011 until February 2012. Mr. Clarke served as the President and CEO of Travelport from April 2006 through May 2011. Since February 2012, Mr. Clarke has served as a Managing Partner of Augusta Columbia Capital Group LLC, an investment firm. From April 2004 until April 2006, Mr. Clarke was the Chief Operating Officer of CA, Inc. (formerly Computer Associates), an information technology company, where he was responsible for sales, services, business development, partnership alliances, finance and information technology. From May 2002 through November 2003, Mr. Clarke was the Executive Vice President of Global Operations of Hewlett-Packard Company, an information technology company. Mr. Clarke currently serves as Chairman of the board of directors of Orbitz Worldwide Ltd. (NYSE:OWW), a global online travel company. Mr. Clarke served as a director of UTStarcom, Inc., a provider of IP-based networking and telecommunications solutions, from 2005 through 2010. Mr. Clarke’s experience as an executive at large global technology companies brings to our Board global and industry expertise as well as senior leadership experience.

Narendra K. Gupta, 63

Managing Director of Nexus Venture Partners

Director since November 2005

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, an India-focused venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta sits on the board of directors of Tibco Software Inc. (NASDAQ:TIBX), a provider of service-oriented architecture and business process management enterprise software, and was on the board of Wind River from 2000 until 2009. He also serves as a member of the Board of Trustees of the California Institute of Technology and as a board member and advisor to several privately held companies and foundations. As a current and former executive and board member of a number of technology-related public companies and as an investor in global companies, Dr. Gupta provides our Board with global expertise, industry and public company board experience, as well as science and technology expertise.

William S. Kaiser, 56

Managing Director, Greylock Management Corporation

Director since September 1998

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988. Mr. Kaiser currently serves on the board of directors of a number private organizations in addition to Constant Contact, Inc. (NASDAQ:CTCT), a provider of products and services that help small organizations create and grow customer relationships. Having a background in venture capital investment focusing on technology-related entities, Mr. Kaiser brings to our Board financial and industry expertise.

General H. Hugh Shelton, 70

U.S. Army (Retired) and Former Chairman of the Joint Chiefs of Staff

Director since April 2003, Lead Director from March 2008 through August 2010, and Chairman since August 2010

General Shelton has served as the Executive Director of the General H. Hugh Shelton Leadership Program at North Carolina State University since January 2002 in addition to serving as a board member and advisor to a number of entities. From January 2002 until April 2006, General Shelton served as the President, International Sales, for M.I.C. Industries, an international manufacturing company. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from October 1997 until his retirement in September 2001. General Shelton serves on the board of directors of L-3 Communications Corporation (NYSE:LLL), a supplier of products and services used in the aerospace and defense industries. He has also served as a member of the board of directors of several other public companies including vice chairman of the board of directors of Protective Products of America, Inc., a manufacturer of protective armor products, from 2006 until 2010; Anheuser-Busch Companies, an operator of beer, packaging and entertainment companies, from 2001 until 2009; and CACI International Inc., a provider of professional services and IT solutions to defense, intelligence, homeland security and the federal civilian government, from 2007 until 2008. General Shelton’s leadership experience in the U.S. military and his service on the boards of other public companies brings to our Board global expertise as well as public company board and senior leadership experience.

James M. Whitehurst, 44

President and CEO, Red Hat, Inc.

Director since January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging. Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings financial and global expertise as well as senior leadership experience to our Board.

ITEM NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2013. During Fiscal 2012, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services as described below.

Although stockholder ratification of our independent registered public accounting firm is not required under Delaware law, our charter or our by-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2013, the Audit Committee will consider whether to select a new independent registered public accounting firm for Fiscal 2013 or to wait until the completion of the audit for Fiscal 2013 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

FISCAL 2013

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal Year Ended February 29, 2012	Fiscal Year Ended February 28, 2011
Audit Fees (1)	$1,400,999	$1,430,955
Audit-Related Fees (2)	$60,000	$97,500
Tax Fees (3)	$141,641	$181,413
All Other Fees (4)	$102,108	$14,800

Total Fees	$1,704,748	$1,724,668

(1)	“Audit Fees” consist of fees for the audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For the fiscal year ended February 28, 2011 (“Fiscal 2011”) and Fiscal 2012, fees for assistance with merger and acquisition activities comprise substantially all of the amounts described.
(3)	“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2011 and Fiscal 2012, fees for advice relating to transfer pricing matters and non-U.S. subsidiary taxes and tax planning comprise substantially all of the amounts described.
(4)

“All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees.

For Fiscal 2011, fees for utilization of a research tool and training and consulting regarding international financial reporting standards comprise substantially all of the amount described. For Fiscal 2012, fees for conducting customer compliance audits and utilization of a research tool comprise substantially all of the amount described.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate, and has delegated to the Chairman of the Audit Committee, the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chairman or another member, is reported at the next meeting of the Audit Committee.

For Fiscal 2011 and Fiscal 2012, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

ITEM NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation as reported in this Proxy Statement. Consistent with the preference expressed by our stockholders at the Company’s 2011 Annual Meeting, the Board has approved holding an advisory vote on executive compensation every year.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program as described in the “Compensation Discussion and Analysis” section has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2012 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

ITEM NO. 4—AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

On June 19, 2012, the Board approved, subject to stockholder approval, an amendment and restatement of the Company’s 2004 Long-Term Incentive Plan (the “Amended Plan”). The Company’s stockholders are being asked to approve the Amended Plan. If approved, the Amended Plan would, among other things, increase the number of shares available for issuance under the 2004 Long-Term Incentive Plan.

Introduction

The most significant of the amendments to the 2004 Long-Term Incentive Plan approved by the Board is an increase to the number of shares available for grant under the Amended Plan. As of February 29, 2012, there were 5,338,228 shares available for future grant under the 2004 Long-Term Incentive Plan. If our stockholders approve the Amended Plan, (i) the remaining shares available for future grant under the 2004 Long-Term Incentive Plan, (ii) an additional 21,000,000 shares representing approximately 12.3 million “full value” shares (taking into account the fungible share counting method to be used with the Amended Plan as further described below) , plus (iii) any shares which may be added back into the share reserve (as further described in the summary of key provisions below) will be available for issuance under the Amended Plan (with all of the foregoing subject to adjustment in the event of stock splits and other similar events). If the stockholders fail to approve the Amended Plan, the 2004 Long-Term Incentive Plan will remain in existence unchanged.

Our most recent request for an increase in shares under the 2004 Long-Term Incentive Plan occurred in August 2008. Since that time, we have diversified our technology offerings and expanded our addressable markets, which has increased our need for highly-skilled, specialized talent. Today, we provide enterprise-strength, mission-critical software and services in what we believe are some of the most innovative and competitive IT opportunities: “big data” storage, cloud computing, middleware, operating systems and virtualization. We believe our ability to attract and retain talented employees with specialized skills in extremely competitive technology labor markets has played and will continue to play an important role in the Company’s ongoing success. Approval of the Amended Plan will enable us to continue to compete for and retain the high-caliber employees whose contributions are critical to our long-term success. In addition, the Amended Plan allows us to link incentive rewards to Company performance by encouraging employee ownership in Red Hat, thereby better aligning the interest of our employees and directors with those of our stockholders.

At the same time, we believe it is important to manage stockholder dilution that could arise as a result of our equity incentive programs. As a result, and in an effort to mitigate the dilution that could occur as a result of the issuance of all of the shares available under the Amended Plan in the form of restricted stock, restricted stock units (“RSUs”), performance awards or other stock-based awards (which we refer to collectively as “full value awards”), the Amended Plan, if approved, will provide that full value awards will deplete the share reserve at a ratio of 1.7 shares for every share subject to the full value award. In contrast, full value awards currently deplete the share reserve in the 2004 Long-Term Incentive Plan on a 1-for-1 basis. Stock options and stock appreciation rights (“SARs”) (which we refer to collectively as “appreciation awards”) would continue to deplete the share reserve on a 1-for-1 basis under the Amended Plan. This method of depleting the share reserve under the Amended Plan—commonly referred to as “fungible share” counting—is intended to balance potential stockholder dilution concerns with the Company’s desire to have flexibility to grant the types of equity awards that are most appropriate for a particular recipient in a particular set of circumstances.

Key facts relating to the Amended Plan are summarized below:

•

If all of the 21,000,000 additional shares of our common stock available for issuance under the Amended Plan were granted as full value awards, then, because of the fungible share counting method described above, a maximum of approximately 12.3 million shares would actually be issued by the Company under those awards, representing approximately 6.4% of the Company’s outstanding common shares as of February 29, 2012.

•

Based on our current granting practices, which include granting primarily full value awards, we anticipate that the additional 12.3 million shares requested (taking into account the fungible share counting method to be used with the Amended Plan) will enable the Company to fund the equity compensation program for the next four years, accommodating anticipated grants relating to recruiting and retaining employees as well as equity issuances to employees who join us through future acquisitions.

•

The Company has delivered strong revenue and earnings growth. During the five-year period beginning March 1, 2007 and ending February 29, 2012, the Company’s revenue grew by over $610 million, an increase of 117%, and net income grew by almost $70 million, an increase of 91%. See the discussion below in “Item 5—Stockholder Proposal to Repeal Classified Board—Statement of the Board of Directors in Opposition to Stockholder Proposal—Financial Results.”

•

The Company’s success has also resulted in a significant increase in stockholder value. In the period beginning on February 29, 2008 (the end of the fiscal year when we last asked stockholders to approve an amendment to the 2004 Long-Term Incentive Plan) and ending February 29, 2012, our market capitalization grew by $6 billion, an increase of over 176%, and our stock price appreciated by over 176%. See the discussion below in “Item 5—Stockholder Proposal to Repeal Classified Board—Statement of the Board of Directors in Opposition to Stockholder Proposal.”

•

Our share repurchase program reflects our continuing confidence in our financial strength and growth prospects. The program has effectively neutralized dilution from equity granted during the Company’s last five fiscal years under the 2004 Long-Term Incentive Plan. Our basic weighted average common stock outstanding for the fiscal year ended February 29, 2008 was approximately 193 million and our basic weighted average common stock outstanding for the year ended February 29, 2012 was also approximately 193 million.

•

We last amended the 2004 Long-Term Incentive Plan in August 2008. Since that time, our employee population has increased significantly. From February 29, 2008 to February 29, 2012, our employee population more than doubled.

•

Although our employee population has increased significantly, our annual burn rate has decreased. For Fiscal Year 2012, our Gross Burn Rate (defined below) was 1.30% and Net Burn Rate (as defined below) was 1.02%, while in Fiscal Year 2008 our Gross Burn Rate was 1.69% and our Net Burn Rate was 1.28%. “Gross Burn Rate” is defined as the total number of shares underlying all awards granted during the period divided by the weighted average common shares outstanding for the period. Gross Burn Rate includes all awards granted and does not include cancellations or forfeitures of awards. “Net Burn Rate” is defined as the total number of shares underlying all awards granted during the period less any unused shares due to cancellations or forfeitures of awards during the period divided by the weighted average common shares outstanding for the period.

•

For the last three fiscal years ending February 29, 2012, our average Gross Burn Rate was 1.49%. We believe this three-year average Gross Burn Rate to be at the 25th percentile when compared to our Compensation Peer Group (as defined in “Compensation and other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation). Our current intention is to continue to limit Gross Burn Rate to a level consistent with our historical usage.

•

Our Overhang (defined below) from outstanding grants and shares available for future awards under the 2004 Long-Term Incentive Plan as of February 29, 2012 was approximately 6.26%. We estimate our current Overhang to be below the 25th percentile when compared to our Compensation Peer Group. Assuming only full value awards would be granted under the Amended Plan, the 12.3 million shares available for issuance (taking into account the fungible share counting method to be used with the Amended Plan) would result in an Overhang of approximately 11.56%, which is below the Compensation Peer Group median of 12.49%. However, if we were to change our current grant practices and grant only appreciation awards, then the additional 21,000,000 shares available for issuance would result in an Overhang of approximately 14.93%. “Overhang” is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding as listed in the Equity Compensation Plan Information table below and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total shares underlying all equity awards granted as noted in the Equity Compensation Plan Information table, (b) the total number of shares available for future award grants and (c) the weighted average common shares outstanding for the most recently completed fiscal year.

•

In an effort to provide a stronger link between the Company’s performance and executive compensation, in the fiscal year ended February 28, 2007 we introduced a performance equity program of grants of performance stock units (“PSUs”) that are issued to senior management. Vesting of PSUs occurs based on our financial performance and stock price performance relative to our Compensation Peer Group. For a discussion of PSUs, see the section below entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.”

In addition to increasing the shares available for issuance under the 2004 Long-Term Incentive Plan and adopting the fungible share counting method, the Amended Plan includes other key changes:

•	The Amended Plan includes language that strengthens and clarifies the limitation on the Company’s ability to take any action that could constitute a repricing of an appreciation award.

•

The Amended Plan prohibits dividends or dividend equivalents (as they are described in the 2004 Long-Term Incentive Plan) from being awarded in connection with any appreciation award and requires the accrual of dividends and dividend equivalents granted with respect to any full value award until the applicable award is no longer subject to any restrictions on transferability or forefeitability.

•

The Amended Plan prohibits shares withheld or tendered in connection with an exercise of an appreciation award or to satisfy tax withholding obligations applicable to an appreciation award from being added back into the share reserve available for future awards. The Amended Plan continues to provide that any shares withheld or tendered in connection with the vesting of a full value award, to satisfy tax withholding obligations or the settlement of a full value award in cash may be added back into the share reserve.

•

The Amended Plan removes the 2004 Long-Term Incentive Plan’s minimum vesting provisions. Our current intention is to continue to use our standard four-year vesting schedule for employee service-based equity awards.

•	The Amended Plan permits grants of other stock-based awards to be settled in cash as well as shares.

•	The Amended Plan incorporates a definition of change in control that would be applicable for awards granted under the Amended Plan following the Annual Meeting.

Stockholders are requested to approve the adoption of the Amended Plan in the form attached hereto as Appendix A.

We firmly believe that the approval of the Amended Plan is essential to continue to grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue to grant meaningful equity awards will be important to our future success.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF THE AMENDED PLAN.

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Appendix A.

Purpose

The Amended Plan allows us to provide directors, employees, consultants and advisors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in the Company. The Board believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to our long-term success.

Key Provisions

The Amended Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Termination Date:    August 7, 2022

Eligible Participants:    Directors, employees, consultants and advisors of the Company or an affiliate of the Company

Shares Authorized:

•	43,500,000 shares (including 22,500,000 previously authorized under the 2004 Long-Term Incentive Plan and 21,000,000 additional shares).

•

Full value awards deplete the share reserve available for future awards at a ratio of 1.7 shares for every share subject to such award; appreciation awards deplete the share reserve on a 1-for-1 basis. As a result of the fungible share counting provisions, the maximum number of shares that may be issued under the Amended Plan in the form of full value awards is approximately 12.3 million shares.

The maximum aggregate number of shares that may be issued under the Amended Plan subject to Incentive Stock Options is 8,000,000 shares.

•

Subject to the discussion in the bullet immediately below, if any award granted under the Amended Plan or any Acquired Plan expires or is terminated, surrendered or cancelled without having been fully exercised, is forfeited in whole or in part (including as a result of the Company’s contractual repurchase right), is settled in cash or otherwise results in any shares being forfeited or not being issued, the unused shares covered by such award are added back into the reserve of shares available for future awards under the Amended Plan.

•

Shares withheld or tendered in connection with the exercise of a full value award (but not an appreciation award) or to satisfy tax withholding obligations of a full value award (but not an appreciation award) may be added back into the share reserve.

Award Types:

•	Stock options, including incentive stock options

•	Stock appreciation rights (“SARs”)

•	Restricted stock awards (“RSAs”)

•	Restricted stock units (“RSUs”), including performance stock units (“PSUs”) and deferred stock units (“DSUs”)

•	Performance awards

•	Other stock-based awards

Award Limits Per Person Per Fiscal Year:

•	Stock Options/SARs: 2,000,000 shares

•	RSAs, RSUs, Performance Awards and/or Other Stock-Based Awards denominated in shares: 1,000,000 shares

•	Awards Valued Other Than With Reference to Our Common Stock: Value of $10,000,000

Vesting:    Determined by the Compensation Committee in its discretion. Currently, stock options are granted with a four-year vesting schedule with awards vesting 25% after one year and quarterly thereafter. RSAs and RSUs are granted with a four year vesting schedule with awards vesting 25% annually

Repricing of stock options or SARs:    Not permitted

Plan Benefits:    As of February 29, 2012 over 4,500 persons would have been eligible to receive awards under the Amended Plan, including the Company’s executive officers and non-employee directors. Other than grants of awards to independent directors pursuant to our 2010 Non-Employee Director Compensation Plan or successor director compensation plans, the granting of future awards under the Amended Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. See “Board of Directors and Corporate Governance Information—Compensation of Directors” below for a description of the 2010 Non-Employee Director Compensation Plan.

Grant History

Since adoption of the 2004 Long-Term Incentive Plan through February 29, 2012, the Company has granted the following awards under the 2004 Long-Term Incentive Plan to the individuals and groups listed below:

	Options		Stock-Based Awards
Name and Principal Position	Weighted Average Exercise Price	Total Shares Subject to Option Grants	Total Stock- Based Awards (1)	Weighted Average Purchase Price (2)
James M. Whitehurst	$19.95	500,000	1,195,834	—
President and Chief Executive Officer

Paul J. Cormier	$15.23	400,000	662,293	—
Executive Vice President and President, Products and Technologies

Charles E. Peters, Jr.	$14.51	180,000	582,959	—
Executive Vice President and Chief Financial Officer

Michael R. Cunningham	$17.46	106,200	464,481	—
Executive Vice President and General Counsel

DeLisa K. Alexander	$18.79	58,800	262,000	—
Executive Vice President, Chief People Officer

Alex Pinchev	$15.80	262,500	552,293	—
Former Executive Vice President and President Global Sales, Services and Field Marketing

All current executive officers, as a group	$17.38	1,517,500	3,784,889	—

All current directors who are not executive officers, as a group	$20.88	135,000	254,919	—

All nominees for director, as a group	—	—	—	—

All associates of any director, executive officer, or director nominee	—	—	—	—

All employees who are not executive officers, as a group	$16.58	14,836,306	12,786,070	—

(1)	Total Stock-Based Awards include PSUs at 200% of target which is the maximum number of shares that can be achieved. RSAs, RSUs, PSUs and DSUs under the 2004 Long-Term Incentive Plan have been granted for no cash consideration.
(2)	RSAs, RSUs, PSUs, and DSUs under the 2004 Long-Term Incentive Plan have been granted for no cash consideration other than par value in certain circumstances.

In all cases, the securities underlying the awards under the 2004 Long-Term Incentive Plan are shares of the Company’s common stock. With the exception of performance-based awards and certain other special awards, options and full value awards vest over a period of four years, either (i) with 25% vesting after one year and 6.25% vesting on a quarterly basis thereafter or (ii) vesting 25% annually. As of February 29, 2012, the closing sale price of the Company’s common stock on the NYSE was $49.46.

Awards

Awards under the Amended Plan may be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or discretionary. Subject to the Amended Plan limits (described above), the Compensation Committee has the discretionary authority to determine the size of an award and whether it is intended to be performance-based.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting our common stock, the Compensation Committee will, in addition to any provisions contained in the terms of a grant, equitably adjust (i) the number and kind of shares that may be delivered under the Amended Plan (including the fungible share counting provisions of the Amended Plan) and (ii) the number and kind of shares subject to outstanding awards and the exercise price of outstanding stock options, with the manner of adjustments being in its sole discretion.

Stock Options

Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the Amended Plan may not be less than the fair market value of the common stock on the date of grant, and no stock option will be exercisable more than seven years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, shares of common stock owned by the participant, delivery of a notice of “net exercise” to the Company with the consent of the Compensation Committee, other consideration permitted by the Compensation Committee or by a combination of the foregoing. Options may not provide for the accrual or payment of dividend equivalents.

Stock Appreciation Rights

A SAR is an award entitling the holder on exercise to receive, at the election of the Company, either cash or shares of common stock in an amount determined in whole or in part by reference to the appreciation in the fair market value of a share of common stock from the date of grant until the date of exercise. SARs may be granted without regard to any option or other award under the Amended Plan or in conjunction with all or part of any option granted under the Amended Plan. SARs generally have the same terms and conditions as options. SARs may not provide for the accrual or payment of dividend equivalents.

Restricted Stock and Restricted Stock Unit Awards

RSAs entitle recipients to acquire shares of common stock, subject to forfeiture of all or part of such shares by the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. RSUs entitle the recipient to receive shares of common stock or the value thereof, at the election of the Company, to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine, including restrictions covering a period of time or relating to achievement of performance targets or provisions providing for deferral of payment. Under the Amended Plan, dividends or dividend equivalents attributable to RSAs and RSUs, as applicable, shall accrue and shall only be paid to the extent that the applicable award vests.

Performance Awards and Other Stock-Based Awards

Under the Amended Plan, the Compensation Committee has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation performance awards that may be paid in cash, shares of common stock, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Under the Amended Plan, dividend equivalents attributable to performance awards and other stock-based awards shall accrue and shall be paid only to the extent that the applicable award vests.

Transferability

No awards, no shares of common stock subject to an award which shares are to be issued at a later date, nor any shares that remain subject to any applicable restriction may be sold, assigned, transferred, pledged or otherwise encumbered other than by will, the laws of descent and distribution or a qualified domestic relations order. The Compensation Committee may, however, provide in certain types of awards for transfer to or for the benefit of a participant’s immediate family member, a family trust or any other entity established for the benefit of the participant or his or her immediate family member, subject to certain exceptions and restrictions.

Change in Control

If provided in an award agreement, stock options and other awards granted to directors, employees, consultants and advisors under the Amended Plan may become exercisable upon the occurrence of a change in control (as defined in the Amended Plan) or upon a termination of employment under specified circumstances following a change in control. Notwithstanding the foregoing, terms and conditions as may be set forth in an award agreement or determined by the Compensation Committee in its discretion may supersede the Amended Plan.

Under the Amended Plan, a change in control is generally defined to mean (i) except in certain circumstances, the ownership, without approval of the Board, by a person or a group of 35% or more of the combined voting power of our then-outstanding securities eligible to vote for the election of our Board; (ii) a change, without approval by our Board, of a majority of our Board; (iii) our involvement in a merger, consolidation, reorganization, recapitalization, share exchange, or asset sale, unless (x) our stockholders prior to such event continue to own, in substantially the same proportions as before the transaction, at least 40% of the entity surviving such event, or its parent, as applicable, (y) no person or group owns more than 35% of the outstanding stock of the surviving entity or its parent, as applicable and (z) at least half of the members of the board of directors of the surviving entity or its parent, as applicable, were members of our Board of Directors at the time of the execution of the initial agreement providing for the transaction; or (iv) our liquidation or dissolution. The complete definition of “change in control,” which contains several exceptions from, and qualifications to, this description, can be read in the Amended Plan attached hereto as Appendix A.

Termination of Employment

The Compensation Committee shall determine the period of time, if any, for which any awards under the Amended Plan will continue to be exercisable and the terms of such exercise upon termination of a participant’s employment or service with the Company or its affiliate.

Administration

The Amended Plan shall be administered by the Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Amended Plan, the Compensation Committee may exercise all discretion delegated to it under the Amended Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Amended Plan and establish, any rules relating to the Amended Plan. The Compensation Committee may, under the Amended Plan, delegate to a committee of one or more directors or officers the right to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Amendments

The Board of Directors may at any time terminate, amend or suspend the Amended Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted). In addition, no action may be taken by the Board (except those described earlier under the heading “Adjustments”) without the approval of the stockholders if the amendment would (a) increase the number of shares that may be the subject of awards under the Amended Plan, (b) expand the types of awards available under the Amended Plan, (c) materially expand the class of persons eligible to participate in the Amended Plan, (d) amend any provision of the Amended Plan to allow for an exercise price of an option or SAR that is less than the fair market value of a share on the grant date of the award, (e) amend any provision of the Plan that prohibits re-pricing of options or SARs, (f) increase the maximum permissible term of any option beyond seven years, (g) amend any provision establishing limitations on grants to individual participants, (h) effect an amendment for which shareholder approval is required under Section 162(m) or (i) amend any award in any manner inconsistent with Section 162(m).

Federal Income Tax Consequences

The following briefly summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or its 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. Generally, any deferred awards are intended to be taxable on distribution.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the Amended Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

ITEM NO. 5—STOCKHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD

We expect the following proposal to be presented by a stockholder at our Annual Meeting. The address and shareholdings of the stockholder proponent will be supplied upon request.

Resolution Proposed by Stockholder

PROPOSAL TO REPEAL CLASSIFIED BOARD

RESOLVED, that shareholders of Red Hat, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of this proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

Stockholder’s Supporting Statement

This resolution was submitted by the Los Angeles County Employees Retirement Association. The Harvard Law School Shareholder Rights Project represented and advised the Los Angeles County Employees Retirement Association in connection with this resolution.

The resolution urges the board of directors to facilitate a declassification of the board. Such a change would enable shareholders to register their views on the performance of all directors at each annual meeting. Having directors stand for elections annually makes directors more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value.

Over the past decade, many S&P 500 companies have declassified their board of directors. According to data from FactSet Research Systems, the number of S&P 500 companies with a classified board declined by more than 50%; and the average percentage of votes cast in favor of shareholder proposals to declassify the boards of S&P 500 companies during the period January 10, 2010—June 30, 2011 exceeded 75%.

The significant shareholder support for proposals to declassify boards is consistent with empirical studies reporting that classified boards could be associated with lower firm valuation and/or worse corporate decision-making. Studies report that:

•	Classified boards are associated with lower firm valuation (Bebchuk and Cohen, 2005; confirmed by Faleye (2007) and Frakes (2007));

•	Takeover targets with classified boards are associated with lower gains to shareholders (Bebchuk, Coates, and Subramanian, 2002);

•	Firms with classified boards are more likely to be associated with value-decreasing acquisition decisions (Masulis, Wang, and Xie, 2007); and

•	Classified boards are associated with lower sensitivity of compensation to performance and lower sensitivity of CEO turnover to firm performance (Falaye, 2007).

Please vote for this proposal to make directors more accountable to shareholders.

Statement of the Board of Directors in Opposition to Stockholder Proposal

After careful deliberation, the Board unanimously recommends that stockholders vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of the Company or its stockholders at this time for the following reasons:

•	Red Hat has delivered solid financial results and increased stockholder value under its classified board structure.

•

Longer, staggered director terms help us attract and retain committed directors who are able to develop a deeper knowledge of our business and the environment in which we operate and focus on long-term strategies.

•	A classified board structure enhances stability and allows the Board to protect the stockholder value that the Company delivers.

•	Annual director elections are not necessary as the Board already has in place good corporate governance practices designed to promote Board accountability.

The Board believes that there is no “one size fits all” approach that suits all companies, and that the appropriate standard by which to judge the classified board structure is whether it promotes stockholder interests in the Company. The Board believes that the classified board structure provides important benefits that advance and protect the interests of Red Hat stockholders. Given the unique nature of the Company’s business and the dynamic economic environment in which Red Hat operates, the Board believes that these benefits are substantial.

Among the factors that the Board believes support the Company’s classified board structure are:

Financial Results.    The following table sets forth selected financial data for each of the Company’s fiscal years in the five-year period ended February 29, 2012.

	Year Ended
	February 29, 2012	February 28, 2011	February 28, 2010	February 28, 2009	February 29, 2008
	(in thousands)
SELECTED STATEMENT OF OPERATIONS DATA
Revenue:
Subscriptions	$965,575	$773,404	$638,654	$541,210	$449,811
Training and services	167,528	135,873	109,582	111,362	73,205

Total subscription and training and services revenue	$1,133,103	$909,277	$748,236	$652,572	$523,016
Gross profit	$954,555	$758,990	$634,391	$546,446	$442,363
Income from operations	$199,913	$145,676	$100,349	$82,521	$70,372
Net income	$146,626	$107,278	$87,253	$78,721	$76,667

The selected financial data are derived from our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended February 29, 2012 (the “Annual Report”), and should be read in conjunction with the Consolidated Financial Statements, related notes and other financial information contained in the Annual Report.

Stockholder Value.    Set forth below is a comparison of cumulative total return (equal to dividends plus stock appreciation) during the period from February 28, 2007 through February 29, 2012 for:

•	Red Hat, Inc.;

•

A peer group consisting of Adobe Systems Incorporated, Akamai Technologies, Inc., Ansys, Inc., Autodesk, Inc., BMC, Cadence Design Systems, Inc., Citrix, Compuware Corporation, Jack Henry & Associates, Inc., Micros Systems, Inc., NetApp, Nuance Communications, Inc., Progress Software Corporation, Salesforce.com, Inc., TIBCO Software, Inc., Verisign, Inc. and VMware, Inc.; and

•	the S&P 500 Index.

	2/28/07	2/29/08	2/28/09	2/28/10	2/28/11	2/29/12
RED HAT, INC.	$100.00	$79.42	$60.98	$124.94	$183.88	$220.31
PEER GROUP	$100.00	$88.35	$51.82	$96.09	$146.34	$152.44
S&P 500 INDEX	$100.00	$96.40	$54.67	$83.94	$102.91	$108.15

Notes:

•	Assumes initial investment of $100.00 on February 28, 2007. Total return includes reinvestment of dividends.

•	If the annual interval, based on the fiscal year-end, ends on a day that is not a trading day, the preceding trading day is used.

•	The stock price performance shown above is not necessarily indicative of future price performance.

Depth of Knowledge and Focus on the Long-Term.    The nature of the Company’s business and the environment in which it operates are unique and constantly evolving. We utilize an open source development model that leverages a global community of developers and users, whose collective resources and knowledge supplement the developers we employ. As a result, we believe we are able to offer enhancements, fixes and upgrades more quickly and with less development cost than is typical of many proprietary software vendors.

The Board believes that the continuity made possible by the classified board structure is essential to the proper oversight of a company operating in this environment. As a result of the existing structure, at any given time a majority of the Company’s directors have prior experience as a Company director, which gives them solid knowledge of the Company’s complex business and long-term strategy. The Board believes that the classified structure also has strengthened the ability of the Company to recruit high-quality directors who are willing to make a significant commitment to the Company and its stockholders for the long term. The Board believes that the Company has benefited from this long-term focus. Experienced directors who are knowledgeable about the Company’s business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its stockholders.

Increased Stability.    The Board believes that the Company’s reputation benefits from stability at the corporate level and that the classified board structure promotes that stability by buffering the Company from potential hostile acquirers or arbitragers that may have only a short-term focus and protecting against unfair or abusive takeover tactics. The classified board structure does not insulate the Company from potential acquisitions or changes in the composition of the Board, and it does not alter the fiduciary responsibility of directors in responding to any such efforts. Instead, it enhances the Board’s ability to negotiate the best results for stockholders in a potential takeover situation. In this regard, a classified board structure gives incumbent directors additional opportunity to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing stockholder value. With nine out of ten members of the Board independent, and with a majority of our directors possessing a historical perspective of the Company’s operations and experience in the industry in which the Company operates, the Board believes that it is well positioned to evaluate the Company’s value and pursue a course of action designed to maximize stockholder value, particularly in the context of a hostile takeover.

Accountability to Stockholders.    The Board believes that the Company’s directors are accountable to stockholders and that the performance of the Board and the Company demonstrate the Board’s commitment to enhancing stockholder value. The Company has adopted a number of governance practices that enhance director accountability and the Board’s ability to provide independent oversight. Red Hat applies a majority voting standard in the election of directors. Every year, stockholders can elect approximately one-third of our directors and each director must be elected every three years by a majority vote of the stockholders. Directors elected to three-year terms are equally as accountable to stockholders as directors elected annually because all directors must fulfill their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. The Board has an independent chair, which allows our CEO to focus on the management of the Company and the Chairman to focus on oversight responsibilities. The Board believes this structure promotes open discussion among the independent directors and enhances the Board’s ability to provide independent oversight of the Company’s management and its business. In addition, each committee is chaired by a different independent director, which the Board believes promotes a diversity of ideas and more effective governance.

Based on the foregoing, the Board has concluded that the Company’s classified board structure continues to promote the best interests of the stockholders, and recommends that stockholders vote AGAINST this proposal.

Procedural Matters

Stockholder approval of this proposal would not in itself declassify the Board. The proposal is non-binding and requests that the Board take the steps necessary to eliminate the classified board structure. In order to declassify our Board, a formal amendment to our Certificate of Incorporation would need to be recommended by the Board and submitted to stockholders for approval at a future meeting. Approval of such an amendment would require the affirmative vote of the holders of at least 75% of the outstanding shares of our stock entitled to vote in the election of directors at a subsequent meeting. In addition, the Board or our stockholders would have to approve an amendment to our by-laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

AGAINST THE STOCKHOLDER PROPOSAL TO REPEAL CLASSIFIED BOARD

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 31, 2012 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 30, 2012 through the exercise of options or through the conversion of DSUs. DSUs are described in more detail below in the section entitled “Corporate Governance and Board of Directors Information—Compensation of Directors.” Any reference in the footnotes to this table to shares subject to options or DSUs refers only to shares of common stock underlying options that vest on or before July 30, 2012 and DSUs that are convertible into shares of common stock on or before July 30, 2012. As of May 31, 2012, we had 192,888,824 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 30, 2012 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual, entity or group.

Ownership by Our Directors and Executive Officers

As of the end of Fiscal 2012, our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as of February 29, 2012 were James M. Whitehurst, Charles E. Peters, Jr., Paul J. Cormier, Michael R. Cunningham and DeLisa K. Alexander. These individuals together with Alex Pinchev, our former Executive Vice President and President, Global Sales, Services and Field Marketing, are our named executive officers (“Named Officers”). The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our directors and executive officers as a group, as of May 31, 2012.

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
James M. Whitehurst (3)	Class III Director and President and Chief Executive Officer	589,501	*

William S. Kaiser (4)	Class III Director	350,246	*

Charles E. Peters, Jr. (5)	Executive Vice President and Chief Financial Officer	85,488	*

Paul J. Cormier (6)	Executive Vice President and President, Products and Technologies	77,284	*

Michael R. Cunningham (7)	Executive Vice President, General Counsel and Secretary	64,914	*

Marye Anne Fox (8)	Class I Director	59,480	*

DeLisa K. Alexander (9)	Executive Vice President, Chief People Officer	53,481	*

Micheline Chau (10)	Class I Director	36,793	*

Name and Address of Beneficial Owner (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding

Narendra K. Gupta (11)	Class III Director	29,393	*

Alex Pinchev (12)	Former Executive Vice President and President, Global Sales, Services & Field Marketing	29,247	*

H. Hugh Shelton (13)	Chairman of the Board and Class II Director	27,148	*

Jeffrey J. Clarke (14)	Class II Director	23,936	*

Donald H. Livingstone (15)	Class I Director	14,862	*

Sohaib Abbasi (16)	Class III Director	8,789	*

W. Steve Albrecht (17)	Class II Director	7,985	*

All executive officers and directors as a group (16 persons) (18)		1,458,547	*

*	Less than one percent of the outstanding common stock.
(1)	The address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.
(2)	Each person named in the table reported that he or she has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by him or her, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.
(3)	Consists of (i) 154,915 shares of common stock, (ii) 300,000 shares of common stock issuable upon exercise of stock options and (iii) 134,586 shares of restricted stock vesting over four years from the date of grant.
(4)	Consists of (i) 256,376 shares of common stock, (ii) 12,500 shares of common stock issuable upon exercise of stock options, (iii) 4,066 shares of restricted stock vesting one year from the date of grant, (iv) 7,190 shares of common stock issuable upon conversion of DSUs and (v) 70,114 shares of common stock held of record by Greylock X GP Limited Partnership and Greylock X-A Limited Partnership (the “Greylock Partnerships”). Mr. Kaiser, a general partner of the Greylock Partnerships, disclaims beneficial ownership of shares held by the Greylock Partnerships except as to his proportionate partnership interest in these partnerships.
(5)	Consists of (i) 22,154 shares of common stock and (ii) 63,334 shares of restricted stock vesting over four years from the date of grant.
(6)	Consists of (i) 13,326 shares of common stock and (ii) 63,958 shares of restricted stock vesting over four years from the date of grant.
(7)	Consists of (i) 14,913 shares of common stock and (ii) 50,001 shares of restricted stock vesting over four years from the date of grant.
(8)	Consists of (i) 29,701 shares of common stock, (ii) 20,000 shares of common stock issuable upon exercise of stock options, (iii) 2,033 shares of restricted stock vesting one year from the date of grant and (iv) 7,746 shares of common stock issuable upon conversion of DSUs.
(9)	Consists of (i) 17,271 shares of common stock and (ii) 36,210 shares of restricted stock vesting over four years from the date of grant.
(10)	Consists of (i) 20,242 shares of common stock and (ii) 16,551 shares of common stock issuable upon conversion of DSUs.

(11)	Consists of (i) 7,345 shares of common stock and (ii) 22,048 shares of common stock issuable upon conversion of DSUs.
(12)	Consists of 29,247 shares of common stock.
(13)	Consists of (i) 21,778 shares of common stock, (ii) 2,033 shares of restricted stock vesting one year from the date of grant and (iii) 3,337 shares of common stock issuable upon conversion of DSUs.
(14)	Consists of 23,936 shares of common stock issuable upon conversion of DSUs.
(15)	Consists of (i) 2,685 shares of common stock, (ii) 3,493 shares of restricted stock vesting over three years from the date of grant and (iii) 8,684 shares of common stock issuable upon conversion of DSUs.
(16)	Consists of (i) 2,209 shares of common stock, (ii) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee, (iii) 4,420 shares of restricted stock vesting over three years from the date of grant, (iv) 1,356 shares of restricted stock vesting one year from the date of grant and (v) 744 shares of common stock issuable upon conversion of DSUs.
(17)	Consists of (i) 2,209 shares of common stock, (ii) 4,420 shares of restricted stock vesting over three years from the date of grant and (iii) 1,356 shares of common stock issuable upon conversion of DSUs.
(18)	Consists of (i) 664,545 shares of common stock, (ii) 332,500 shares of common stock issuable upon exercise of stock options, (iii) 369,910 shares of restricted stock vesting over either one year, three years, or four years from the date of grant and (iv) 91,592 shares of common stock issuable upon conversion of DSUs.

Ownership of More than 5% of Our Common Stock

The following table sets forth information on each person or entity who we believe, based on our review of public filings by such persons or entities, beneficially owns more than 5% of our common stock as of May 31, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding (1)
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	24,344,699	12.62%

T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, MD 21202	19,708,348	10.22%

BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	14,203,255	7.36%

Prudential Financial, Inc. (5) 751 Broad Street Newark, NJ 07102	11,538,759	5.98%

The Vanguard Group, Inc. (6) 100 Vanguard Blvd. Malvern, PA 19355	10,321,922	5.35%

(1)	Percentages are calculated based on our common stock outstanding as of May 31, 2012.
(2)

Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC. FMR LLC reports sole power to vote or direct the vote over 410,231 shares and sole power to dispose or direct the disposition of 24,344,699 shares. Includes 23,929,268 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; 62,053 shares beneficially owned by Fidelity Management Trust Company (a bank as defined in Section 3(a)(6) of the Exchange Act) (“FMTC”), as a result of its serving as investment manager of one or more institutional accounts; 297,098 shares beneficially owned by Strategic Advisers, Inc. (“SAI”) in its capacity as an investment advisor; and 56,280 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”) as a result of its serving as an investment manager of institutional accounts owning such shares. Fidelity, FMTC and SAI are wholly owned subsidiaries of FMR LLC. PGATC is an indirect wholly owned subsidiary of FMR LLC. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, directly or through trusts, own approximately 49% of the voting power of FMR LLC, and have certain other rights to influence the management of FMR LLC. The address of Fidelity, FMTC and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

(3)	Based on a Schedule 13G/A filed with the SEC on February 13, 2012 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reports sole power to vote or direct the vote over 5,716, 370 shares and sole power to dispose or direct the disposition of 19,708,348 shares. Price Associates reports that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	Based on a Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc. and includes shares held by certain of its subsidiaries. Blackrock, Inc. reports sole power to vote or direct the vote over 14,203,255 shares and sole power to dispose or direct the disposition of 14,203,255 shares.
(5)	Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. Prudential reports sole power to vote or direct the vote over 258,078 shares, shared power to vote or direct the vote over 6,653,630 shares, sole power to dispose or direct the disposition of 258,078 shares and shared power to dispose or direct the disposition of 11,280,681 shares. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G/A with the SEC on February 13, 2012 reporting beneficial ownership of 11,266,675 shares. However, these shares have not been listed separately because they are included in the shares reported by Prudential, which indirectly owns 100% of the equity interest in Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.
(6)	Based on a Schedule 13G/A filed with the SEC on February 10, 2012 by The Vanguard Group, Inc. reporting sole power to vote or direct the vote over 270,040 shares, sole power to dispose or direct the disposition of 10,051,882 shares and shared power to dispose or direct the disposition of 270,040 shares. Includes 270,040 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as an investment manager of collective trust accounts. VFTC directs the voting of these shares. VFTC is a wholly owned subsidiary of The Vanguard Group, Inc.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

Our Board believes that good corporate governance is an important element in managing Red Hat for the longer-term benefit of stockholders. Regular review and assessment of existing governance practices is an ongoing process for our Board. This section describes a number of our key corporate governance policies and practices. Copies of our current corporate governance documents and policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters, are available at www.redhat.com.

Key Governance Policies

Code of Business Conduct and Ethics

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. We have posted our Code of Business Conduct and Ethics on our website, www.redhat.com. In addition, we intend to post on our website all disclosures that are required by law or by New York Stock Exchange (“NYSE”) listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines which provide a framework for the conduct of the Board’s business. Highlights of our Corporate Governance Guidelines include, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors are to meet regularly in executive session;

•	the non-management directors are to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who reach the age of 75 will retire from the Board effective at the end of his or her then current term;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Related Person Transactions

We have a written Related Person Transaction Policy that provides for the review of transactions, arrangements or relationships between related persons and Red Hat. A “related person” is defined under SEC regulations to include our directors, director nominees, executive officers and 5% stockholders (or their immediate family members). Related person transactions are transactions, arrangements or relationships in which Red Hat is a participant, the amount involved exceeds $120,000, and a related person (as defined above) has a direct or indirect material interest.

Related persons must notify our General Counsel of any proposed transaction with us. The General Counsel will then refer the proposed related person transaction to our Audit Committee for review and approval prior to entry into the transaction, whenever practicable. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion, may ratify the related person transaction at its next regularly scheduled meeting. The Chairman of the Audit Committee may also review and approve transactions between meetings subject to ratification by the Audit Committee at its next regularly scheduled meeting. Transactions which are ongoing will be reviewed annually.

In reviewing the proposed transactions, the Committee will take into account those factors it considers appropriate, which may include the following:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, in light of all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

In 2012, the Audit Committee reviewed and ratified the following transactions:

•

FMR LLC beneficially owns 24,344,699 shares (approximately 12.62%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2012. During Fiscal 2012, we paid an affiliate of FMR LLC approximately $30,000 to provide 401(k) plan administration and other services to us. Affiliates of FMR LLC purchased approximately $827,000 in goods and services from us during Fiscal 2012. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size. In addition to the payments described above, fees were paid to one or more affiliates of FMR LLC by participants in our equity compensation and 401(k) plans in the form of commissions and brokerage fees generated on various transactions.

•

Blackrock, Inc. beneficially owns 14,203,255 shares (approximately 7.36%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the SEC on February 10, 2012. During Fiscal 2012, Blackrock, Inc. purchased approximately $461,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

Prudential Financial, Inc. beneficially owns 11,538,759 shares (approximately 5.98%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the SEC on February 14, 2012. During Fiscal 2012, Prudential Financial, Inc. purchased approximately $673,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

The Vanguard Group, Inc. beneficially owns 10,321,922 shares (approximately 5.35%) of our outstanding common stock based on its holdings reported in a Schedule 13G/A filed with the SEC on February 10, 2012. During Fiscal 2012, The Vanguard Group, Inc. purchased approximately $403,000 in goods and services from us. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

In October 2011, Red Hat acquired Gluster, Inc. (“Gluster”) for approximately $136.2 million in cash (the “Gluster Acquisition”). Dr. Gupta was a director of Gluster and is the Managing Director of Nexus Venture Partners (“Nexus”), a venture capital fund that was a principal investor in Gluster. Nexus held approximately 36.4% percent of the shares of Gluster capital stock and vested options outstanding on the closing date and therefore received approximately $49.5 million of the purchase consideration paid in the Gluster Acquisition. Dr. Gupta did not attend the meeting at which Red Hat’s Board approved the transaction and recused himself from Board deliberations with respect to the transaction. The purchase price in the transaction was determined through arms-length negotiations between Red Hat and Gluster and we believe that the transaction was carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

•

We employ M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President, Chief People Officer. In Fiscal 2012, Mr. Vincent’s total compensation, including salary, commissions, bonus and the amount of share-based compensation expense that we recognized for financial statement reporting purposes for equity compensation previously granted to him, was $236,490.

Board Independence

Our Board is composed of at least a majority of directors who are considered independent. As described below, the Board has determined that nine of our ten current directors are independent directors. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances.

The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board in the interim, at such time. On an annual basis we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In making the independence determinations in connection with the preparation of this Proxy Statement, the Board considered relationships between the directors and Red Hat, specifically noting the following:

•

Mr. Clarke was the President and CEO of Travelport, Inc., the parent company of the Travelport group of companies that offer broad-based services to businesses operating in the global travel industry, for a portion of Fiscal 2012. Travelport, Inc. and its subsidiaries purchased goods and services from us in the amount of approximately $1,684,000 during Fiscal 2012. The transactions were conducted in the ordinary course of business on customary commercial terms and represented less than 2% of the revenues of each company in its most recently completed fiscal year.

•

Dr. Gupta’s brother is Chief Risk Officer and President, Risk, Information Management & Banking Group of American Express Company. American Express Company purchased goods and services from us in the amount of approximately $1,556,000 during Fiscal 2012. We paid an affiliate of American Express Company approximately $92,000 for travel-related services during Fiscal 2012. The transactions were conducted in the ordinary course of business on customary commercial terms and represented less than 2% of the revenues of each company in its most recently completed fiscal year.

After considering relationships between the directors and Red Hat, the Board affirmatively determined that all of the following directors meet the criteria as outlined by the NYSE and our Corporate Governance Guidelines and in the judgment of our Board are independent: Mr. Abbasi, Dr. Albrecht, Ms. Chau, Mr. Clarke, Dr. Fox, Dr. Gupta, Mr. Kaiser, Mr. Livingstone and General Shelton. Mr. Whitehurst, who is our current President and CEO, is not considered independent.

Key Board Practices

Board Meetings and Attendance

The Board met ten times during Fiscal 2012, either in person or by teleconference. As stated in our Corporate Governance Guidelines, directors are responsible for attending all meetings of the Board, the Board committees on which they sit and the Annual Meeting. During Fiscal 2012, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. Other than Dr. Albrecht, who was out of the country, each member of our Board attended our 2011 Annual Meeting of Stockholders.

Executive Sessions

Our independent directors meet in separate regularly scheduled executive sessions, without management. During Fiscal 2012, General Shelton chaired these sessions.

Director Stock Ownership Policy

Our Stock Ownership Policy as it relates to our directors is described below in the section entitled “Compensation of Directors—Director Stock Ownership Requirements.”

Election of Directors

At all meetings of stockholders for the election of directors at which a quorum is present, each director nominee shall be elected by the vote of the majority of the votes cast; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes will not be considered votes cast.

Risk Oversight

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk, including financial, legal, reputational and strategic risks. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

The committees of our Board have responsibility for the oversight of certain risks. The Audit Committee oversees the management of financial and legal risks. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of our Board.

Leadership Structure

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Chairman to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Currently, the Chairman of the Board is an independent director. In the event that the Chairman of the Board ceased to be an independent director, the Nominating and Corporate Governance Committee could nominate an independent director to serve as “Lead Director,” who must be approved by a majority of the independent directors. An individual may serve as Lead Director for no more than three consecutive years, unless the Board determines that there are special circumstances that warrant an exception. Responsibilities of the Lead Director would include:

•	chairing any meeting of the non-management and independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	facilitating communications between other members of the Board and the Chairman of the Board and the CEO (however, each director is free to communicate directly with the Chairman and with the CEO);

•	working with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board; and

•	consulting with the Chairman of the Board and the CEO on matters relating to corporate governance and Board performance.

Our Board also has three standing committees that currently consist of, and are chaired by, independent directors. Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. We believe that the independent committees of our Board and their chairpersons promote a diversity of ideas and more effective governance.

Process for Nominating Candidates for Service on Our Board

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates and recommending proposed director nominees to the Board. The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management, third-party search firms retained by the Nominating and Corporate Governance Committee and stockholders.

Our standards for evaluating candidates as director nominees are described above in the section entitled “Item No. 1—Election of Directors.”

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606. Assuming the appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Communicating with Directors

Stockholders and other interested parties who wish to communicate with the Chairman of the Board of Directors or non-management members of the Board as a group, or any Board committee may do so by writing to the following address: Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, Attn: Chairman of the Board or Non-Management Directors or Committee Chairperson. For further information, please refer to our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance—Contact the Board.”

Committees of the Board

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.”

The tables below provide membership for each of our Board committees during Fiscal 2012. At the beginning of Fiscal 2012, the membership of our Board committees was as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Ms. Chau		X	X
Mr. Clarke	X	X
Dr. Fox		X	Chair
Dr. Gupta	X	Chair
Mr. Kaiser	X		X
Mr. Livingstone	Chair		X
General Shelton (Chairman of Board)	X	X

The Board approved committee assignment changes effective June 21, 2011. The table below reflects those changes and describes the current membership for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Abbasi	X		X
Dr. Albrecht	X		X
Ms. Chau		X
Mr. Clarke	X	X
Dr. Fox			Chair
Dr. Gupta		Chair
Mr. Kaiser			X
Mr. Livingstone	Chair
General Shelton (Chairman of Board)		X

The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees are independent in accordance with the standards set forth in our Corporate Governance Guidelines and NYSE rules.

Audit Committee

The Audit Committee met nine times during Fiscal 2012. The Audit Committee currently consists of four members. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the members of our Audit Committee are independent and Mr. Livingstone is an “audit committee financial expert” in accordance with applicable SEC rules.

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•

overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring internal control over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•	discussing the Company’s risk management policies;

•

establishing policies regarding hiring of present or former partners, stockholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in the section entitled “Audit Committee Report”).

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

Compensation Committee

The Compensation Committee met seven times during Fiscal 2012. The Compensation Committee currently consists of four members. The Compensation Committee may form one or more subcommittees and delegate authority to its subcommittees as it deems appropriate under the circumstances.

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s management;

•	participating in annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met three times during Fiscal 2012. The Nominating and Corporate Governance Committee currently consists of four members.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending corporate governance principles to the Board; and

•	overseeing an annual evaluation of the Board.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2012 that are included in the Company’s Annual Report on Form 10-K for Fiscal 2012.

The Audit Committee operates under a written charter adopted by the Board on December 22, 2003, which was amended and restated on December 20, 2010. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com.

The membership of the Audit Committee and its responsibilities are further described above in the section entitled “Committees of the Board.”

Conduct of Audit Committee Meetings

The Audit Committee’s agenda is established by its chairperson with input from the committee members and Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

During its Fiscal 2012 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

Audit Committee Review of Periodic Reports

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Audit Committee’s Role in Connection with the Company’s Report on Internal Controls

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2012, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

Audit Committee’s Role in Connection with the Financial Statements and Controls of the Company

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

Review and Discussions with Independent Registered Public Accounting Firm

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•

Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•

During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2012.

Audit Committee Activity with Regard to the Company’s Audited Financial Statements for Fiscal 2012

The Audit Committee has, among other actions:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•

discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Independence of the Company’s Independent Registered Public Accounting Firm

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Conclusion

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2012. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2013.

Respectfully submitted,

THE AUDIT COMMITTEE

Donald H. Livingstone (Chair)

Sohaib Abbasi

W. Steve Albrecht

Jeffrey J. Clarke

Compensation of Directors

All of our independent directors receive a combination of cash and equity compensation under arrangements which are further described below. The Company does not fund any type of retirement or pension plan for non-employee directors. Mr. Whitehurst, our President and CEO, has a separate agreement with the Company containing compensation arrangements that are different than those that apply to our independent directors. Those compensation arrangements and the amount of compensation paid to him in Fiscal 2012 are summarized below in the section entitled “Compensation and Other Information Concerning Executive Officers.”

The following table summarizes the compensation paid to our directors other than Mr. Whitehurst during Fiscal 2012:

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
Sohaib Abbasi (5)	43,710	377,809	—	421,519
W. Steve Albrecht (6)	63,085	358,404	—	421,489
Micheline Chau (7)	16,250	226,518	—	242,768
Jeffrey J. Clarke (8)	—	260,196	—	260,196
Marye Anne Fox (9)	35,129	210,243	—	245,372
Narendra K. Gupta (10)	87,011	175,041	—	262,052
William S. Kaiser (11)	64,511	175,041	—	239,552
Donald H. Livingstone (12)	92,629	175,041	—	267,670
H. Hugh Shelton (13)	71,630	217,956	—	289,586

(1)	Compensation paid to Mr. Whitehurst, our President and CEO, is described below in the section entitled “Compensation and Other Information Concerning Executive Officers.”
(2)	This column reflects the amount of cash compensation paid to each director for his or her Board and committee service after accounting for DSU elections. As further described below in the subsection entitled “Cash Compensation,” non-employee directors may elect to convert all or a portion of their cash compensation into fully vested DSUs.
(3)	Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with FASB Accounting Standards Codification (ASC) Topic 718. Equity compensation that our non-employee directors are eligible to receive is further described below in the subsection entitled “Equity Compensation.” Stock awards are determined by dividing the applicable cash payment or target award value by the closing price of stock on the date of grant, then rounding up to the nearest whole share.

(4)	We no longer issue stock options to our non-employee directors. As of February 29, 2012, our non-employee directors had outstanding options to purchase the following number of shares of common stock: Mr. Abbasi—0, Dr. Albrecht—0, Ms. Chau—0, Mr. Clarke—0, Dr. Fox—20,000, Dr. Gupta—0, Mr. Kaiser—27,500, Mr. Livingstone—0, and General Shelton—0. In addition, our non-employee directors had outstanding RSAs and DSUs convertible into the following number of shares of common stock: Mr. Abbasi—8,388, Dr. Albrecht—7,985, Ms. Chau—16,551, Mr. Clarke—23,562, Dr. Fox—9,636, Dr. Gupta—22,048, Mr. Kaiser—11,256, Mr. Livingstone—12,177, and General Shelton—5,370.
(5)	During Fiscal 2012, Mr. Abbasi was eligible to receive $63,085 in cash compensation, an initial equity award in an amount equal to $300,000 due to his appointment to the Board in March 2012 and a pro-rated annual equity award valued at $58,333 (accounting for Mr. Abbasi’s four months of service on the Board on the grant date). Mr. Abbasi elected to receive $19,375 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $101 of value realized as a result of issuing grants rounded up to the nearest whole share.
(6)	During Fiscal 2012, Dr. Albrecht was eligible to receive $63,085 in cash compensation, an initial equity award in an amount equal to $300,000 due to his appointment to the Board in March 2012 and a pro-rated annual equity award valued at $58,333 (accounting for Dr. Albrecht’s four months of service on the Board on the grant date). The stock awards total in the table includes $71 of value realized as a result of issuing grants rounded up to the nearest whole share.
(7)	During Fiscal 2012, Ms. Chau was eligible to receive $67,629 in cash compensation and an annual equity award valued at $175,000. Ms. Chau elected to receive $51,379 of her cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $139 of value realized as a result of issuing grants rounded up to the nearest whole share.
(8)	During Fiscal 2012, Mr. Clarke was eligible to receive $85,000 in cash compensation and an annual equity award valued at $175,000. Mr. Clarke elected to receive $85,000 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $196 of value realized as a result of issuing grants rounded up to the nearest whole share.
(9)	During Fiscal 2012, Dr. Fox was eligible to receive $70,258 in cash compensation and an annual equity award valued at $175,000. Dr. Fox elected to receive $35,129 of her cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $114 of value realized as a result of issuing grants rounded up to the nearest whole share.
(10)	During Fiscal 2012, Dr. Gupta was eligible to receive $87,011 in cash compensation and an annual equity award valued at $175,000. The stock awards total in the table includes $41 of value realized as a result of issuing grants rounded up to the nearest whole share.
(11)	During Fiscal 2012, Mr. Kaiser was eligible to receive $64,511 in cash compensation and an annual equity award valued at $175,000. The stock awards total in the table includes $41 of value realized as a result of issuing grants rounded up to the nearest whole share.
(12)	During Fiscal 2012, Mr. Livingstone was eligible to receive $92,629 in cash compensation and an annual equity award valued at $175,000. The stock awards total in the table includes $41 of value realized as a result of issuing grants rounded up to the nearest whole share.
(13)	During Fiscal 2012, General Shelton was eligible to receive $114,511 in cash compensation and an annual equity award valued at $175,000. General Shelton elected to receive $42,881 of his cash compensation as DSUs in lieu of cash. The stock awards total in the table includes $75 of value realized as a result of issuing grants rounded up to the nearest whole share.

Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain qualified directors. In Fiscal 2012, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as Chairman of the Board, Lead Director, committee chairs and committee members;

•	a RSA granted in connection with joining our Board; and

•	an annual RSA grant.

Directors who begin their Board service mid-year receive a pro-rata portion of the cash retainers and equity compensation.

The Compensation Committee adopted our current Director Compensation Plan in September 2009 and amended it effective March 1, 2010. The plan was amended again effective January 1, 2012 to increase the Chairman’s retainer from $40,000 to $50,000 in order to keep the Chairman’s compensation level at approximately the median of our compensation peer group (the composition of our compensation peer group is described below in “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation”) and to increase the value of the annual RSA grant from $175,000 to $200,000 in order to maintain the level of director’s equity compensation near the median of our compensation peer group. The Compensation Committee worked with Frederic W. Cook & Co., an independent compensation consultant hired by the Compensation Committee, to design the Director Compensation Plan in an effort to set director compensation at approximately the median of our compensation peer group (as defined below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Process Used to Determine Annual Compensation”).

Cash Compensation

As of January 1, 2012, each non-employee director is entitled to receive the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

Type of Cash Retainer	Cash Compensation Payable ($)
Board Member	50,000
Chairman (1)	50,000
Lead Director (1)	30,000
Audit Committee Chair (2)	40,000
Audit Committee Member	20,000
Compensation Committee Chair (2)	30,000
Compensation Committee Member	15,000
Nominating and Corporate Governance Committee Chair (2)	15,000
Nominating and Corporate Governance Committee Member	7,500

(1)	If the Chairman or Lead Director also serves as a committee chair, he or she receives both the Chairman or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.
(2)	Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested. Under the Director Compensation Plan, fractional shares are rounded up to the next whole number.

Equity Compensation

In Fiscal 2012, our non-employee directors were entitled to receive the following equity compensation:

•

Initial RSA. Upon election or appointment to the Board, new non-employee directors are eligible to receive an initial RSA grant. The number of shares underlying the RSA is determined by dividing $300,000 by the closing price of our common stock on the grant date. The grant date is the next regularly scheduled grant date for employees following the director’s election or appointment to the Board. These RSAs vest in equal annual installments over a three-year period.

•

Annual RSA. Each non-employee director is eligible to receive an annual RSA grant. Under the Director Compensation Plan that was in place for the majority of Fiscal 2012, the number of shares underlying the RSA is determined by dividing $175,000 by the closing price of our common stock on the grant date. The annual award is granted on or about July 16th. These RSAs vest on the first anniversary of the grant date. If at the time the annual RSA is granted, a non-employee director has not yet served for a full 12 months, the grant is prorated based on the number of months served as of the grant date. The value of the annual RSA was increased to $200,000, effective January 1, 2012, and will be reflected in the annual awards granted on or about July 16, 2012.

Each non-employee director may elect, prior to the beginning of the calendar year, to receive DSUs on a one-for-one basis in lieu of his or her annual RSA. The DSUs will vest on the same basis as the underlying RSA would have vested. Vested DSUs will be paid out in shares of our common stock at the time that the director’s Board service ends. Under the Director Compensation Plan, fractional shares are rounded up to the next whole number.

Additional Compensation

We do not pay meeting fees. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. With the prior approval of the Chairman of the Board and the Lead Director, if any, directors may, for the purpose of attending a Board or committee meeting, incur the cost of direct private round trip air transportation if there is no direct commercial flight within six hours of the scheduled commencement or adjournment of the meeting and travel of more than 200 miles is required.

Indemnification

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

Director Stock Ownership Requirements

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2012 this Stock Ownership Policy set the stock ownership level for each non-employee director at 10,000 shares of our common stock. The ownership levels were derived from multiples of the Cash Retainer for Board Members. As of the end of Fiscal 2012, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is further described below in the section entitled “Compensation and Other Information Concerning Executive Officers—Compensation Discussion and Analysis—Stock Ownership Requirements.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2012. At the beginning of Fiscal 2012, Ms. Chau, Mr. Clarke, Dr. Fox, Dr. Gupta (chair) and General Shelton were members of the Compensation Committee. The Compensation Committee’s membership was changed effective June 21, 2011. Ms. Chau, Mr. Clarke, Dr. Gupta (chair) and General Shelton currently serve on the Compensation Committee. No member of the Compensation Committee (i) was during Fiscal 2012 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described above in the section entitled “Key Governance Policies—Related Person Transactions” in Fiscal 2012 or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

In accordance with SEC rules, the following is a list of our executive officers, their ages as of June 15, 2012 and certain information about their backgrounds.

Executive Officers

DeLisa K. Alexander

Ms. Alexander, 46, has served as Executive Vice President and Chief People Officer, since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011, and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital, and intellectual property licensing.

Paul J. Cormier

Mr. Cormier, 55, has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

Michael R. Cunningham

Mr. Cunningham, 51, joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including most recently as a Partner and Associate General Counsel, with various global legal responsibilities.

Arun Oberoi

Mr. Oberoi, 57, joined the Company as Executive Vice President of Global Sales and Services in May 2012. From December 2010 to January 2012, Mr. Oberoi served as president and CEO of Viridity Software, a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi was CEO of Aveksa, an access governance and management software company. Beginning in January 2004 Mr. Oberoi was executive vice president of worldwide sales and services at Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi served as vice president within IBM Tivoli until March 2008. Prior to Micromuse, Mr. Oberoi held various executive leadership roles at Hewlett-Packard, including vice president and general manager of worldwide top 100 corporate accounts and industries, as well as vice president and general manager of worldwide sales and marketing for Hewlett-Packard’s software business.

Charles E. Peters, Jr.

Mr. Peters, 60, joined the Company as Executive Vice President and Chief Financial Officer in August 2004. Prior to joining the Company, Mr. Peters served as Senior Vice President and Chief Financial Officer of Burlington Industries, Inc., a manufacturer of fabrics and textiles for apparel and interior furnishings, from November 1995 until November 2003 and as a consultant to Burlington Industries, Inc. while employed by BTI Distribution Trust from November 2003 until joining the Company.

James M. Whitehurst

Mr. Whitehurst, 44, has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served as the Chief Operating Officer of Delta Air Lines, Inc. from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Delta filed for bankruptcy in September 2005. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst also serves on the board of directors of DigitalGlobe, Inc. (NYSE:DGI), a builder and operator of satellites for digital imaging.

The Named Officers (James M. Whitehurst, Charles E. Peters, Jr., Paul J. Cormier, Michael R. Cunningham, DeLisa K. Alexander and Alex Pinchev) are the focus of the Compensation Discussion and Analysis. Mr. Pinchev resigned from the Company effective January 16, 2012 to become chief executive officer of a privately held company. He provided transitional services to the Company through March 1, 2012 under a consulting agreement, the terms of which are described under “Employment and Indemnification Arrangements with Named Officers.” Mr. Oberoi joined the Company in May 2012, and his compensation arrangements are described under “Employment Arrangements with New Executive Officer.”

Executive Summary of Compensation Discussion and Analysis

We believe our growth and success is attributable in part to a highly talented and motivated executive team who provide leadership in the changing and highly competitive industry in which we operate. Our executive compensation program is intended to incent our management team to meet and exceed short- and long-term corporate goals that enhance long-term stockholder value, while providing an appropriate mix of compensation to attract and retain top-quality executive talent in our industry’s dynamic and competitive market for management talent. To meet these objectives, we emphasize pay for performance in our compensation mix by setting corporate and individual performance goals and conditioning a significant portion of our executives’ compensation on the achievement of those goals.

In Fiscal 2012, the Company delivered strong financial performance. The following table compares certain measures of our financial performance in Fiscal 2012 to our performance in Fiscal 2011.

Performance Measures	Fiscal 2012	Fiscal 2011	Fiscal 2012 Improvement over Fiscal 2011
Total Revenue	$1,133.1M	$909.3M	24.6%
Operating Income	$199.9M	$145.7M	37.2%
Operating Margin	17.6%	16.0%	160 basis points
Operating Cash Flow	$391.9M	$290.7M	34.8%
Stock Price at Fiscal Year-End	$49.46	$41.28	19.8%

In Fiscal 2012, performance-based compensation accounted for approximately two-thirds of the total direct compensation opportunities for Named Officers. The majority of total direct compensation opportunities were awarded in the form of equity awards (75% in Fiscal 2012) for which the ultimate economic value will depend upon the future price performance of Red Hat common stock. Performance-based elements of our compensation program included the annual cash bonus plan, the Operating Performance Share Units (“Operating Performance PSUs”) and Share Price Performance Share Units (“Share Price Performance PSUs”).

After reviewing the Company’s Fiscal 2012 financial performance, together with achievement against individual performance goals for the annual cash bonus plan, the Compensation Committee:

•	approved above target payouts for Fiscal 2012 performance under our annual cash bonus plan based on corporate financial goal achievement of 188% and average individual goals achievement of 183%;

•

certified payouts earned based on Fiscal 2012 performance under Operating Performance PSU awards granted in the fiscal year ending on February 28, 2010 (“Fiscal 2010”), in Fiscal 2011 and in Fiscal 2012 at 200%, 169% and 193% of target, respectively; and

•	certified payouts earned based on Fiscal 2012 performance under the Share Price Performance PSU award granted in Fiscal 2010 at 200% of target.

The following table summarizes the principal components of our executive compensation program in Fiscal 2012.

Compensation Element	% of Total Compensation (Based on Average of Target Compensation)	Objective	Performance Metrics	Key Features
Base Salary	14%	To secure and retain services of key executive talent	Not applicable	Average base salary between median and 75th percentile of peer group except for CEO base salary, which is between 25th percentile and median

Annual Cash Bonus	11%	To encourage and reward individual and corporate performance that enhances long-term stockholder value	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period

Average target cash bonus between median and 75th percentile of peer group, except for CEO target cash bonus which is between 25th percentile and median

Variable payouts based on Company’s absolute performance against financial targets and performance against individual and executive team goals

Total payout capped at 200% of target

Equity Compensation:	75%	To align executives’ interests with those of stockholders		Average target equity grant values are between the median and 75th percentile of peer group, except for CEO target equity value which is between 25th percentile and median

• Operating Performance Share Units	25%	To encourage and reward corporate financial performance that enhances long-term stockholder value	Corporate revenue and operating income growth relative to peer group over three-year performance period with three annual performance segments	Variable number of shares granted based on performance relative to peer group in each performance segment Three potential annual payouts over performance period; total payout capped at 200% of target

• Share Price Performance Share Units	25%	To encourage and reward corporate performance that contributes to stock price appreciation	Corporate stock price growth relative to peer group over three-year performance period	Variable number of shares granted based on performance relative to peer group Single potential payout at end of performance period; total payout capped at 200% of target

• Restricted Stock Awards	25%	To retain executive talent	Service-based vesting over four-year period subject to a performance condition	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years

Key Compensation Governance Practices.    We have adopted a number of compensation governance practices which we believe benefit our stockholders by better aligning the interests of our management team with the interests of our stockholders, mitigating potential risks and promoting effective oversight of our compensation program, including the following:

•	We have established a stock ownership policy for executives and directors; as of the end of Fiscal 2012, all of our executives and directors were in compliance with our policy.

•

We have a clawback policy which covers our Named Officers’ incentive compensation (including gains from selling common stock distributed pursuant to incentive compensation arrangements) in the event that certain types of misconduct result in a material restatement of our financial results.

•

We prohibit Named Officers from engaging in the following transactions with respect to the Company’s securities: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), or (iii) purchasing Company stock on margin or pledging Company stock to a margin account.

•	Severance amounts payable under our change-in-control severance policy require a termination of employment following a change-in-control event (“double trigger”) before benefits are payable.

•	We have not entered into any new, or modified any existing, excise tax gross-up provisions since December 2007.

Compensation Discussion and Analysis

Our executive compensation program is designed to focus our executives on the Company’s critical goals that we believe translate into long-term stockholder value. As a result, a significant proportion of executive compensation is variable and based on corporate and individual performance. In setting performance goals and measuring performance against these goals, we use a performance management process and evaluate our pay practices relative to those at companies in our industry that we consider to be our peers. Our executive compensation program is structured to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for and retain top talent without providing excessive compensation. At the same time, the program is designed to have the flexibility to reward superior performance by providing for total realized compensation substantially above this level for exceptional results and to provide for compensation below this level if performance goals are not met.

Role of the Compensation Committee

The Compensation Committee of the Board oversees and approves all compensation and benefit arrangements for the Named Officers. The Compensation Committee reviews our executive compensation program annually and adjusts it as needed to support Red Hat’s business goals and promote both the near-and long-term profitable growth of the Company, which we believe contribute to delivering long-term stockholder value. Throughout each year, the Compensation Committee monitors developments and trends in executive compensation to enhance its ability to oversee the design, and better evaluate the effectiveness, of our executive compensation program. In addition, the Compensation Committee considers a variety of other factors to determine compensation amounts, including recommendations by the CEO and the Compensation Committee’s independent compensation consultant. The Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. A representative from the Consultant attends various Compensation Committee meetings at the request of the Compensation Committee and communicates with members of the Compensation Committee outside of scheduled meetings. The Consultant is charged with providing the Compensation Committee with annual studies and other analyses regarding competitive pay practices for key employees, proactively advising on trends and developments, conducting special projects at the Compensation Committee’s request and providing recommendations on the design of, and amounts awarded under, our executive compensation program. In Fiscal 2012, the Consultant provided services at the direction and under the supervision of the Compensation

Committee consistent with the scope of the committee’s responsibilities. The Consultant provided executive compensation related data used in preparing the Company’s Annual Report on Form 10-K and this Proxy Statement. Except for its retention by and advice for the Compensation Committee, the Consultant is not otherwise retained by, and does not otherwise advise, the Company on compensation matters.

Role of Stockholder Say-on-Pay Vote

At our 2011 Annual Meeting, we held our first advisory vote on executive compensation. Approximately 97% of the votes cast were “FOR” approval of our executive compensation program. The Compensation Committee considered the results of this advisory vote, together with the other factors and data discussed in this Proxy Statement, in determining executive compensation decisions and policies and believes the result affirms stockholder’s support of the Company’s approach to executive compensation. As a result, the Compensation Committee did not make any material changes to our executive compensation program. The committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Officers.

Role of Management

Management performs an important role in providing the Compensation Committee with information and day-to-day support required by the Compensation Committee in fulfilling its responsibilities. Management also supports the Consultant by providing background information to complete studies and projects requested by the Compensation Committee. From time to time, members of management may also work in conjunction with the Consultant at the request of the Compensation Committee and are invited to attend Compensation Committee meetings. Management did not retain a separate consultant for matters which impacted compensation for our Named Officers.

The CEO provides the Compensation Committee with compensation recommendations for his direct reports, including our Named Officers. This includes a review of individual performance and other criteria used to support specific recommendations for each element of compensation.

Process Used to Determine Annual Compensation

Each year, the Compensation Committee reviews an annual study on competitive compensation levels for each Named Officer prepared by the Consultant based on a survey of companies in our industry considered to be our peers. A compensation peer group is selected by the Compensation Committee, after considering the recommendation of the Consultant. In recommending the members of the compensation peer group, the Consultant identifies companies with similar Global Industrial Classification System industry codes and then uses other criteria for further selection, including net revenues, operating income, number of employees and market capitalization, in an effort to populate the group with companies that have similarities to Red Hat in terms of industry, stage of development and size. The committee also considers whether the proposed group of companies is representative of the companies with whom we compete for executive talent. The Compensation Committee reviews composition of the compensation peer group annually with the Consultant. The committee considers the executive compensation levels of the compensation peer group companies to inform its decision-making process in setting target compensation opportunities for the Named Officers.

The table below lists selected financial data (in millions) and other relevant information derived from public sources for each of the industry peer group companies used for determining Fiscal 2012 compensation. After review and discussion with the Compensation Consultant, the Compensation Committee determined that the compensation peer group used for Fiscal 2012 remained appropriate for Red Hat and would be used for making decisions about Fiscal 2013 compensation.

	Most Recent Four Quarters as of February 29, 2012
Company (1)	Revenues	Operating Income	Employees (2)	Market Cap (3)
Adobe Systems Incorporated	$4,234	$1,181	9,925	$16,241
Akamai Technologies, Inc.	$1,159	$296	2,380	$6,408
Ansys, Inc.	$691	$268	2,100	$5,862
Autodesk, Inc.	$2,216	$354	7,500	$8,550
BMC Software, Inc.	$2,169	$585	6,200	$6,178
Cadence Design Systems, Inc.	$1,150	$123	4,700	$3,225
Citrix Systems, Inc.	$2,206	$424	6,936	$13,888
Compuware Corporation	$993	$128	4,396	$1,971
Intuit Inc.	$4,054	$1,128	8,000	$17,193
Jack Henry & Associates, Inc.	$994	$227	4,667	$2,928
Micros Systems, Inc.	$1,054	$225	4,953	$4,151
NetApp, Inc.	$5,959	$761	10,212	$15,566
Nuance Communications, Inc.	$1,376	$113	7,300	$7,989
Progress Software Corporation	$524	$76	1,744	$1,440
salesforce.com, inc.	$2,267	$(35)	7,785	$19,618
Tibco Software, Inc.	$961	$170	2,965	$4,827
VeriSign, Inc.	$772	$339	1,009	$5,894
VMware, Inc.	$3,767	$738	11,000	$41,891

75th percentile	$2,254	$544	7,714	$15,146
Median	$1,267	$282	5,576	$6,293
25th percentile	$993	$139	3,323	$4,320
Red Hat	$1,133	$200	3,700	$9,603

Data was compiled by the Consultant, and Operating Income may reflect adjustments to publicly disclosed results intended to increase consistency in the method of calculation of peer companies’ Operating Income.

(1)	For Fiscal 2012, the Compensation Committee added Adobe Systems, Intuit, NetApp and Nuance Communications to the compensation peer group based on each company’s size, growth and overall product and market profile and removed McAfee, which was acquired by Intel in February 2011, and Novell and Real Networks because the Compensation Committee determined that these two companies no longer satisfied the general criteria for our peer group.
(2)	As of most recent available fiscal year end.
(3)	As of February 29, 2012.

In addition to considering information from the Consultant’s annual study of competitive pay practices, the Compensation Committee takes into account input from management, tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values and (iii) potential severance payments and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual bonus and equity compensation opportunities for each Named Officer. There is no formal or informal policy for allocating compensation between short-term and long-term or cash and non-cash elements. The CEO recommends a compensation level for each Named Officer (other than himself) based on individual performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendation and makes a final determination regarding the compensation level of the

Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an impact on compensation for his direct reports. For the CEO, the Compensation Committee sets the base salary, annual bonus and equity compensation opportunities based on the same set of information discussed above and the terms of the CEO’s employment agreement with the Company. For a description of Mr. Whitehurst’s employment agreement, see the section below entitled “Employment and Indemnification Arrangements with Named Officers.” In setting compensation levels for Fiscal 2013, the Compensation Committee considered Red Hat’s strong financial performance in Fiscal 2012.

Generally the Compensation Committee reviews total compensation for Named Officers during the Company’s first fiscal quarter both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year.

Components of Compensation

During Fiscal 2012, our executive compensation program included the following principal components:

1.	Base Salary

2.	Annual Cash Bonus

3.	Equity Compensation

Executive officers are also entitled to receive the employee benefits offered to all of the Company’s full-time employees and participate in the severance arrangements as are further described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

The Compensation Committee believes that the various components of our executive compensation program and the performance metrics used to assess executive performance effectively provide incentives to our executive officers to achieve short- and long-term corporate goals that enhance long-term stockholder value, without encouraging excessive risk taking.

Base Salary.    We pay base salaries to attract and retain key executive talent and to provide for minimum levels of compensation regardless of performance, taking into account that base salaries serve as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits. The committee takes into account each Named Officer’s role and level of responsibility at the Company in setting salaries, as well as survey data of base salary levels of our compensation peer group.

Periodically, the Compensation Committee has approved increases in base salaries to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increased scope of responsibilities. The Compensation Committee has generally set the CEO’s base salary between the 25th percentile and the median of the compensation peer group because the committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. For Fiscal 2012, the CEO’s base salary was between the 25th percentile and the median of the compensation peer group and on average the base salaries for the other Named Officers were between the median and 75th percentile of the compensation peer group.

In Fiscal 2013, the Compensation Committee decided to set the CEO’s base salary between the 25th percentile and the median of the compensation peer group and the base salaries for the other Named Officers on average between the median and the 75th percentile of the compensation peer group. After reviewing Red Hat’s Fiscal 2012 financial performance, the Compensation Committee decided to keep within this range and increase base salaries for Fiscal 2013 by an average of 3.2%.

Named Officers	Fiscal 2012 Base Salary (effective 8/1/11)	Fiscal 2013 Base Salary (effective 8/1/12)	Fiscal 2013 vs. Fiscal 2012
James M. Whitehurst	$775,000	$800,000	3.2%
Charles E. Peters, Jr.	$465,000	$480,000	3.2%
Paul J. Cormier	$465,000	$480,000	3.2%
Alex Pinchev	$465,000	N/A	N/	A
Michael R. Cunningham	$410,000	$425,000	3.7%
DeLisa K. Alexander	$375,000	$385,000	2.7%

Annual Cash Bonus

Overview.    We pay an annual cash bonus to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined measures within the context of the Company’s overall performance is consistent with the compensation program’s objective of enhancing long-term stockholder value. Additionally, the Compensation Committee believes that it is appropriate to provide each Named Officer with an opportunity to be partially rewarded based on individual performance. The Named Officers are eligible to earn an annual cash bonus under the Company’s executive variable compensation plan (the “EVC Plan”). Annual cash bonuses are calculated based on the Company’s achievement of financial goals and on the Named Officer’s achievement of individual performance goals. In Fiscal 2012, 75% of each Named Officer’s cash bonus was based on achievement of the Company’s financial performance goals and 25% was based on achievement of individual goals. All Company and individual performance goals were set and communicated in the first part of the fiscal year. Achievement of the targeted performance levels is intended to be challenging but achievable with a reasonable degree of effort on the part of each executive, and it is the Compensation Committee’s expectation that, in normal circumstances, the Company and each executive would achieve targeted performance levels with this effort. Since the fiscal year ended February 28, 2007 (when the EVC Plan first included an individual performance component), our Named Officers (with the exception of one individual who is no longer with the Company) have received payouts at target once and above target, but below the maximum possible payout, five times.

Each Named Officer is assigned a target cash bonus amount. Bonus target amounts were determined based on job responsibilities and compensation peer group data. The Compensation Committee has generally set the CEO’s target cash bonus amount at 100% of his base salary, which falls between the 25th percentile and the median of the compensation peer group. The Compensation Committee considers it appropriate for the CEO, who is responsible for determining the overall strategy and direction for the Company and driving stockholder value, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. The higher bonus target (as a percentage of base salary) also serves to place a greater portion of the CEO’s total annual cash compensation at risk, which further supports his greater accountability to stockholders. For Fiscal 2012, target cash bonus amounts were between the 25th percentile and the median of the compensation peer group for the CEO and on average between the median and 75th percentiles of the compensation peer group for the other Named Officers. Bonus targets (as a percentage of base salary) for the other Named Officers are also set between the median and 75th percentiles of the compensation peer group.

After the end of the fiscal year, each Named Officer receives a percentage of his or her target cash bonus determined by comparing the actual performance levels to the targeted performance levels. In Fiscal 2012 the maximum possible annual cash bonus attainable based on Company performance was 150% of the executive’s target annual cash bonus amount and the maximum bonus attainable based on individual performance was 50% of the executive’s target annual cash bonus amount. Accordingly, if both Company and individual performance were determined to be achieved at the highest possible levels, then the maximum possible cash bonus payment for a Named Officer would have been 200% of the target annual cash bonus amount.

For Fiscal 2012, each Named Officer other than Mr. Pinchev received above target payouts as set forth in the table below. Final payouts were based on achievement of the Company financial performance goals and achievement of the individual performance goals, as described in more detail below. Under our EVC Plan, Mr. Pinchev was ineligible to receive the cash bonus for Fiscal 2012. For Fiscal 2013, the Compensation Committee set target cash bonus amounts consistent with its general practice; between the 25th percentile and median of the compensation peer group for the CEO and between the median and 75th percentile of the compensation peer group for the other Named Officers.

	Fiscal 2012		Fiscal 2013 Target	Fiscal 2013 Target vs. Fiscal 2012 Target
Named Officers	Target	Actual
James M. Whitehurst	$775,000	$1,423,520	$800,000	3.2%
Charles E. Peters, Jr.	$372,000	$678,435	$384,000	3.2%
Paul J. Cormier	$372,000	$679,830	$384,000	3.2%
Michael R. Cunningham	$328,000	$601,470	$340,000	3.7%
DeLisa K. Alexander	$281,250	$515,981	$288,750	2.7%

Bonus Amount Based on Company Performance.    Each year the Compensation Committee establishes performance metrics and targeted performance levels for the Company for purposes of the EVC Plan. For Fiscal 2012, the selected metrics were (i) total revenue, (ii) non-GAAP cash flow from operations, defined as GAAP cash flow from operations plus excess tax benefits from share-based payment arrangements, and (iii) non-GAAP operating margin, defined as GAAP operating margin excluding the impact of expense related to share-based payment arrangements and the amortization of intangible assets. Management uses these metrics as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Additionally, the Compensation Committee, taking into account the Consultant’s longstanding recommendations, believes these performance metrics drive long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of growth for our business. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. The range of performance levels for each metric is determined following a review of both internal projections and external expectations. The EVC Plan grants the Compensation Committee the authority to adjust our financial results for a number of discretionary items that may have impacted our financial results during the performance period, but were not contemplated at the time the Company performance goals were set, including among others, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements and substantial changes in general macro-economic conditions. However, no adjustments for discretionary items were made in determining the Fiscal 2012 payout amounts.

For Fiscal 2012 the final payout for each Named Officer was based on aggregate achievement of corporate financial performance goals at an average level of 188% of target, as set forth in the table below.

	Target Range	Results	Achievement (%)
Total Revenue	$1,050M – $1,095M	$1,133.1M	200%
Adjusted Operating Cash Flow	$ 355M – $ 400M	$421.8M	200%
Adjusted Operating Margin	24.9% – 26.7%	26.4%	163%

Average			188%

Bonus Amount Based on Individual Performance.    Each year, the Compensation Committee, in consultation with the CEO, establishes individual performance goals for each Named Officer (other than the CEO). The Compensation Committee establishes individual performance goals for the CEO. For Fiscal 2012, all individual goals were set forth in writing and discussed with each Named Officer during the first part of the fiscal year. The maximum possible annual cash bonus attainable based on individual performance goals was 50% of the target annual cash bonus amount.

For Fiscal 2012, the Compensation Committee established a set of common goals for the management team. The common goals for executives related to supporting our corporate ethics program, effective teamwork, succession planning and corporate strategy development. The Compensation Committee established additional individual goals for each of our executives related to the Company’s strategic and cross-functional initiatives and individual responsibilities.

Following the end of Fiscal 2012, each Named Officer provided the CEO with an individual self-assessment with respect to common goals and individual performance goals. The CEO reviewed each self-assessment and used his judgment to evaluate the achievement level of each Named Officer’s common and individual performance goals, the relative importance of each performance goal to the Company’s success and the effort required to achieve such goal. The CEO then discussed his assessment of the performance of the other Named Officers with, and presented his recommendation to, the Compensation Committee. Based on the CEO’s assessments of his own performance and the performance of the other Named Officers and its own deliberations, the Compensation Committee made a subjective determination that each of the Named Officers had either met or exceeded his or her individual performance goals for Fiscal 2012. Each executive’s bonus reflected this determination of individual achievement for the goals set forth below.

Mr. Whitehurst:

•	Launch new cloud products
•	Execute and support cross-functional marketing agenda
•	Implement refresh of corporate systems
•	Execute Red Hat Enterprise Virtualization acceleration program
•	Execute multi-product Company initiatives
•	Execute long-term intellectual property strategy
•	Design and launch more integrated and mature talent management process focused on developing high-potential employees, leaders and employees in select strategic roles

Mr. Peters:

•	Launch new cloud products
•	Execute and support cross-functional marketing agenda
•	Implement refresh of corporate systems
•	Execute major facilities projects
•	Provide operations and IT support for renewals initiative
•	Drive operational excellence in Company operations and IT
•	Begin long-range staff and facilities planning
•	Communicate with investors and other financial constituents
•	Develop regional and functional operating and financial reviews

Mr. Cormier:

•	Execute Red Hat Enterprise Virtualization acceleration program
•	Execute multi-product Company initiatives
•	Execute and support cross-functional marketing agenda
•	Develop and execute Red Hat’s cloud computing strategy
•	Differentiate product offerings by enhancing subscription value
•	Launch new cloud products

•	Foster cross business unit collaboration across product, technical and business offerings
•	Launch general availability of Enterprise Application Program 6
•	Differentiate product offering by enhancing subscription value
•	Expand use of OpenShift by developers
•	Implement succession planning for business unit and engineering management

Mr. Cunningham:

•	Launch new cloud products
•	Execute long-term intellectual property strategy
•	Develop and expand Red Hat’s patent portfolio
•	Lead Company’s defenses against and resolution of patent infringement assertions
•	Champion and drive execution of corporate ethics and citizenship programs
•	Lead enhancement and development of corporate governance matters and structures
•	Design equity compensation program strategy

Ms. Alexander:

•	Execute and support cross-functional marketing agenda
•	Design and implement refresh of corporate systems
•	Design and launch more integrated and mature talent management process focused on developing high-potential employees, leaders and employees in select strategic roles
•	Design equity compensation program strategy
•	Build compensation program for high-potential and leadership roles
•	Complete and execute workplace diversity strategy
•	Create and implement employment brand and employee referral strategy
•	Re-engineer sales training program
•	Begin long-range staff and facilities planning

Equity Compensation

Overview.    We provide performance-based long-term equity compensation to our Named Officers to align the interests of these individuals to the interests of our stockholders and reward long-term performance. The Compensation Committee believes that properly structured equity grants serve as an important retention tool and are a meaningful way to correlate the expected contributions of the Named Officers to the Company’s future success. The committee sets ranges for long-term equity compensation for our Named Officers after considering survey data of long-term equity grant practices at our compensation peer group. All of the Named Officers are eligible to receive annual equity compensation awards under the Company’s 2004 Long-Term Incentive Plan. The Compensation Committee believes that equity compensation grants should constitute a significant portion of overall compensation of each Named Officer.

In Fiscal 2012, equity compensation grants at target represented 75% of the total target compensation amount for each of the Named Officers, the same percentage as the previous fiscal year. The Compensation Committee approved a target mixture of the following to each Named Officer:

Award Type	Percentage of Total Target Equity Award
Operating Performance PSUs	33.3%
Share Price Performance PSUs	33.3%
Restricted Stock Awards	33.3%

In determining the mixture of PSUs and RSAs granted in Fiscal 2012, the Compensation Committee considered an equity compensation portfolio that would (i) promote retention of Named Officers, (ii) reward Named Officers for attainment of long-term Company goals, (iii) encourage senior management to out-perform our peers and (iv) be broadly reflective of practices among the compensation peer group and current industry practices and trends.

PSUs.    Under our Operating Performance PSUs, shares are earned on the basis of our financial performance relative to members of the applicable compensation peer group over a three-year performance period. For Operating Performance PSUs awarded during Fiscal 2012, the selected metrics were (i) revenue growth and (ii) operating income growth, excluding the impact of unusual or non-recurring items and the cumulative effect of changes in applicable tax and accounting rules to the extent any such item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee, taking into account the Consultant’s longstanding recommendations, believes create long-term stockholder value.

The Named Officers are granted an award for a target number of Operating Performance PSUs, and depending on the Company’s financial performance relative to members of the compensation peer group for the specified metrics, the executive may earn up to 200% of the target number of PSUs (the “Maximum”) over the performance period. The performance period has three separate performance segments corresponding to three fiscal years of the Company. Up to 25% of the Maximum may be earned in respect of the first performance segment; up to 50% of the Maximum may be earned in respect of the second performance segment, less the amount earned in the first performance segment; and up to 100% of the Maximum may be earned in respect of the third performance segment, less the amount earned in the first and second performance segments.

The Share Price Performance PSUs are earned on the basis of our stock price performance relative to the stock price performance of members of the compensation peer group over a three-year performance period. Stock price performance is measured by the change in the average price of common stock measured over a 90-day period at each of the beginning and end of the performance period, as compared to the compensation peer group. The Named Officers receive a single payout, if any, at the end of the performance period. The table below provides the payout percentages for each of the Operating Performance PSU and the Share Price Performance PSU by percentile rank relative to the appropriate compensation peer group. Payouts are earned only if the threshold level of performance is attained relative to the compensation peer group.

	Percentile Rank	Payout % of Target
Maximum	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%
Target	50%	100%
	45%	90%
	40%	75%
	35%	50%
Threshold	30%	25%

The Compensation Committee believes that the combination of the Operating Performance PSU and the Share Price Performance PSU provides significant incentives for senior management to focus on specific growth metrics for long-term stockholder value and to help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained.

In Fiscal 2012, the Named Officers received payouts under Operating Performance PSU awards granted in each of Fiscal 2010, Fiscal 2011 and Fiscal 2012. The table below shows the ranking of Red Hat’s revenue and operating income growth relative to the companies in the compensation peer group, our average percentile rank among the compensation peer group for the applicable performance period and the corresponding payout percentage for Fiscal 2012 under these Operating Performance PSU awards:

Operating Performance PSU Grant	Fiscal 2012 Revenue Growth Rank	Fiscal 2012 Operating Income Growth Rank	Average Percentile Rank	Fiscal 2012 Payout % of Target
Fiscal 2010	2	5	75%	200%
Fiscal 2011	3	7	69%	169%
Fiscal 2012	4	6	74%	193%

Based on these results, our Named Officers earned for performance in Fiscal 2012 the number of shares set forth below under all outstanding Operating Performance PSU awards.

Named Officer	Operating Performance PSU Payouts for Fiscal 2012 Performance
James M. Whitehurst	111,100
Charles E. Peters, Jr.	53,751
Paul J. Cormier	43,883
Alex Pinchev	43,883
Michael R. Cunningham	37,000
DeLisa K. Alexander	23,454

In Fiscal 2012, the Named Officers received payouts under the Share Price Performance PSU award granted in Fiscal 2010. Red Hat’s relative stock price performance for the period ending on March 25, 2012 was the third best performance with an average percentile rank of 80%, among the compensation peer group. As a result of this performance, the Fiscal 2010 Share Price Performance PSU award paid out at 200% of target and our Named Officers (other than Mr. Pinchev) earned the number of shares set forth in the table below. Because Mr. Pinchev’s business relationship with the Company ended before the end of the performance period, under the terms of the award agreement he was ineligible to receive shares under the Fiscal 2010 Share Price Performance PSU award.

Named Officer	Share Price Performance PSU Payout for Fiscal 2012 Performance
James M. Whitehurst	133,334
Charles E. Peters, Jr.	66,666
Paul J. Cormier	40,000
Michael R. Cunningham	40,000
DeLisa K. Alexander	23,334

RSAs.    In Fiscal 2012 we granted RSAs to our Named Officers that vest over a period of four years, with 25% vesting one year from the designated vesting start, which is approximately one year following the date of the grant, and the remainder vesting ratably on a quarterly basis over the course of the subsequent three years, provided that the recipient maintains a business relationship, by providing continuing service as an employee, officer, director or consultant, with the Company. The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSA award amounts were set after considering amounts that would promote retention of such officers, reward such officers for long-term stock value preservation and performance and be competitive with compensation peer group practices and industry trends. In an effort to maximize deductibility of the RSAs under Section 162(m) of the Code, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in Fiscal 2012 to include a performance condition as discussed below in the section entitled “Tax Deductibility of the Named Officers’ Compensation.”

Timing of Equity Awards.    Under the 2004 Long-Term Incentive Plan, awards (both recurring and new hire or retention awards) to employees are approved by the Compensation Committee before or on the date of grant. It is the Company’s general practice to make recurring grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement. PSUs and RSAs are generally granted within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the Code of the related share-based compensation expense. Awards to new employees, including Named Officers, are typically made on the 16th day of the month (or if not a business day, the first business day thereafter) in the month following the Company’s quarterly earnings announcement. Other than described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

Grant Values.    To determine the appropriate level of annual grants for each Named Officer, the Compensation Committee first establishes an overall Company-wide stock pool. Individual grant guideline ranges are then developed based on compensation peer group grant data and recommendations from the Consultant. The CEO then recommends a grant amount for each Named Officer (other than the CEO) based on performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendations and makes a final determination regarding the grant level for each Named Officer, including the CEO. For Fiscal 2012, the Compensation Committee target equity grant values were on average between the median and 75th percentile of the compensation peer group, except for the CEO whose target equity grant value was between the 25th and the median of the compensation peer group. After reviewing Red Hat’s Fiscal 2012 financial performance, the Compensation Committee decided to set the Fiscal 2013 target equity grant value for the CEO between the median and 75th percentile of the compensation peer group. The committee decided to keep the Fiscal 2013 target equity grant values for the other Named Officers on average at the 75th percentile of the compensation peer group.

Additional details about equity compensation grants to Named Officers for Fiscal 2012 are described in the Grants of Plan-Based Awards Table below.

Stock Ownership Requirements

The Compensation Committee supports stock ownership as an effective means of helping to align management motivations with the long-term interests of stockholders.

Under Red Hat’s Stock Ownership Policy for executive management, ownership levels are derived from multiples of salary. The current levels are as follows:

Position	Ownership Level
Chief Executive Officer	140,000 shares
Executive Vice President	33,000 shares
Senior Vice President	18,000 shares

If at any time an executive officer or a non-employee director does not hold a number of shares that equals or exceeds the applicable level, he or she is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity awarded after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy, shares owned outright, fully vested DSUs and 50% of unvested RSAs and DSUs are counted. Outstanding stock option and PSU awards are disregarded. As of the end of Fiscal 2012, all of the Named Officers (other than Mr. Pinchev who was no longer subject to the policy following his resignation) were in compliance with the Stock Ownership Policy.

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts) or (iii) purchasing Company stock on margin or pledging Company stock to a margin account.

Clawback Policy for Executive Officers

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our EVC Plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. Our clawback policy went into effect on June 1, 2009 and applies to incentive compensation that is both approved by the Compensation Committee and awarded on or after that date. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

Employee Benefits and Perquisites

The Company offers health and welfare benefits to full-time employees on a geographic basis. Each full-time employee working in a given geographic region generally receives the same health and welfare benefits that are offered to the other full-time employees in that region.

Tax Deductibility of the Named Officers’ Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the three most highly paid executive officers.

While the Company currently seeks to preserve deductibility of compensation paid to the Named Officers under Section 162(m), from time to time, it may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain outstanding executives.

On August 11, 2011, stockholders approved the 2011 Performance Plan, which was designed to enable us to maximize the tax deductibility of compensation expense in respect of named executive officers for incentive awards, such as PSUs and the annual cash bonus, under Section 162(m). In Fiscal 2011, the Compensation Committee modified the terms of the RSAs granted to the Named Officers in an effort to maximize tax deductibility of the RSAs under Section 162(m). Accordingly, the EVC Plan, PSUs and RSAs currently include performance components designed to permit deductibility of related compensation expense under Section 162(m). Payouts may be made under each of these forms of executive compensation only upon achievement of the applicable performance condition, except upon a change in control of the Company. The Compensation Committee generally sets the performance condition within the first 90 days of the commencement of the applicable performance period or within the first 25% of the performance period (whichever is earlier) in an effort to maximize the deductibility under Section 162(m) of the related share-based compensation expense. The Company believes that the 2011 Performance Plan helps to preserve tax deductibility under Section 162(m). However, full preservation may not be possible.

Severance and Change in Control Arrangements

Each of our Named Officers is eligible to receive compensation in certain circumstances following the termination of his or her employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders. See the section below entitled “Potential Payments Upon Termination or Change in Control” for a detailed description of amounts payable under our severance and change in control arrangements.

Severance Benefits.    The Compensation Committee finds it equitable to offer severance benefits to our Named Officers because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and should therefore not be affected by other accumulated compensation. Each of our Named Officers, other than Mr. Whitehurst, is eligible to participate in our Senior Management Severance Plan (the “Severance Plan”). Under the Severance Plan, benefits are based on a standard formula derived from annual compensation elements and payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason.”

In consideration for the provision of severance benefits under the Severance Plan, the benefits are conditioned upon the execution of a release in favor of the Company and an agreement containing covenants relating to non-solicitation of customers and employees, non-competition and non-disparagement, subject to enforceability limitations under applicable law.

Mr. Whitehurst does not participate in the Severance Plan. Instead, under the terms of his employment agreement he is entitled to receive certain payments if his employment is terminated by the Company without “Cause” or he resigns for “Good Reason”, subject to his execution of a release in favor of the Company and compliance with the covenants in his employment agreement relating to non-solicitation of customers and employees, non-competition and non-disparagement.

Change in Control Arrangements.    The Company’s change in control arrangements incorporate a “double trigger” approach for the benefits to become payable. In other words, benefits are payable only upon a termination by the Company without “Good Cause” or a termination by the Named Officer with “Good Reason” that occurs during a period following a “Change in Control.” The Named Officers are our most senior executives and play an integral role in our success. These change in control arrangements are designed to retain these executives and help ensure that our executives will be able to advise our Board about a potential transaction that may be in the best interests of stockholders, without being unduly influenced by personal concerns about the economic consequences of possible loss of their jobs, while preventing these executives from receiving a windfall solely because a change in control has occurred. Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2012 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Narendra K. Gupta (Chair)

Micheline Chau

Jeffrey J. Clarke

H. Hugh Shelton

Summary Compensation Table

The following table sets forth the compensation paid to our Named Officers in Fiscal 2012, Fiscal 2011 and Fiscal 2010.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
James M. Whitehurst	2012	764,583	5,563,360	1,423,520	5,583	7,757,046
President and Chief Executive Officer	2011	750,000	5,517,300	1,134,375	5,539	7,407,214
	2010	700,000	5,527,080	1,113,000	5,289	7,345,369

Charles E. Peters, Jr.	2012	458,750	3,013,490	678,435	7,750	4,158,425
Executive Vice President and Chief Financial Officer	2011	450,000	2,043,480	538,200	8,094	3,039,774
	2010	425,000	2,763,540	506,812	7,389	3,702,741

Paul J. Cormier	2012	458,750	3,013,490	679,830	325	4,152,395
Executive Vice President and	2011	450,000	3,269,546	535,500	39	4,255,085
President, Products and Technology	2010	425,000	1,658,124	503,625	39	2,586,788

Michael R. Cunningham	2012	405,833	2,318,070	601,470	7,689	3,333,062
Executive Vice President and General Counsel	2011	400,000	2,043,480	491,200	7,514	2,942,194
	2010	375,000	1,658,124	452,109	7,389	2,492,622

DeLisa K. Alexander	2012	362,500	1,854,450	515,981	5,501	2,738,432
Executive Vice President and Chief People Officer

Alex Pinchev (5)	2012	400,625	944,681	—	57,347	1,402,653
Former Executive Vice President and President, Global Sales, Services & Field Marketing	2011	450,000	3,269,546	560,700	7,514	4,287,760
	2010	425,000	1,658,124	510,000	7,389	2,600,513

(1)	Annual base salaries were increased in Fiscal 2012 effective as of August 1, 2011 as follows: Mr. Whitehurst-$775,000, Mr. Peters-$465,000, Mr. Cormier-$465,000 and Mr. Cunningham-$410,000. The annual base salary for Ms. Alexander was increased to $375,000 effective as of May 25, 2011. The value reported for Mr. Pinchev reflects base salary earned through January 16, 2012, the last date of his employment with the Company.
(2)	Amounts in this column represent the aggregate grant date fair value of RSA and PSU awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon probable outcome of such conditions. For Fiscal 2012, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$6,976,000, Mr. Peters-$3,778,725, Mr. Cormier-$3,778,725, Mr. Cunningham-$2,906,725, Ms. Alexander-$2,325,275 and Mr. Pinchev-$3,778,725. For Fiscal 2011, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards), assuming achievement of maximum (200%) payout: Mr. Whitehurst-$5,275,800, Mr. Peters-$1,954,039, Mr. Cormier-$3,126,439, Mr. Cunningham-$1,954,039 and Mr. Pinchev-$3,126,439. For Fiscal 2010, the following amounts represent the grant date fair value of such PSU awards (not including RSA awards) assuming achievement of maximum (200%) payout: Mr. Whitehurst-$5,247,948, Mr. Peters-$2,624,052, Mr. Cormier-$1,574,400, Mr. Cunningham-$1,574,400 and Mr. Pinchev-$1,574,400.
(3)

Amounts in this column represent amounts earned under the EVC Plan based on fiscal year performance. For additional information regarding the awards see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Annual Cash Bonus.” Pursuant to the terms of the EVC Plan Mr. Pinchev was not eligible to receive a bonus payment for Fiscal 2012 because he was not employed by the Company on the payout date.

(4)	Amounts in this column consist of Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees. The value reported for Mr. Pinchev reflects a consulting fee of $50,000 as further described below.
(5)	Mr. Pinchev resigned from the Company effective January 16, 2012 and provided ongoing transitional services to the Company through March 1, 2012 pursuant to the terms of a letter agreement effective as of December 27, 2011 (the “Consulting Agreement”). For a description of the terms of the Consulting Agreement see “Compensation and Other Information Concerning Executive Officers–Employment and Indemnification Arrangements with Named Officers–Consulting Agreement with Mr. Pinchev”.

Employment and Indemnification Arrangements with Named Officers

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

Chief Executive Officer

Mr. Whitehurst and the Company entered into an Executive Employment Agreement, dated as of December 19, 2007 (“2007 Executive Employment Agreement”) pursuant to which Mr. Whitehurst received a base salary of $775,000 in Fiscal 2012. Additionally, he is eligible to receive an annual incentive bonus in an amount up to 200% of his base salary in effect at the beginning of each fiscal year, as determined in the sole discretion of the Compensation Committee.

Under the 2007 Executive Employment Agreement, the Compensation Committee will also consider the grant of additional equity awards to Mr. Whitehurst no less frequently than annually.

The provisions of Mr. Whitehurst’s 2007 Executive Employment Agreement governing severance payments are further discussed below in the section entitled “Potential Payments Upon Termination or Change in Control—Severance Payments—Chief Executive Officer.”

Other Named Officers

Each of our Named Officers (other than Mr. Whitehurst) entered into an offer letter with us at the time his or her employment with the Company began. The Company has no continuing obligations under the offer letters.

Consulting Agreement with Mr. Pinchev

On November 23, 2011, Mr. Pinchev resigned as an employee and Executive Vice President of the Company, effective January 16, 2012. Following Mr. Pinchev’s resignation, he and the Company entered into the Consulting Agreement, pursuant to which Mr. Pinchev agreed to provide certain services to the Company upon request during the period beginning on January 16, 2012 and expiring on March 1, 2012. These services included:

•	assistance to the Red Hat employees temporarily assuming responsibility for leading the Company’s sales, service and field marketing functions; and

•	consultation with each of the Company’s regional sales managers to help them execute the Company’s sales plan and meet the sales organization’s commitments for Fiscal 2012.

As compensation for these services, Mr. Pinchev received $50,000 in cash, which was paid in a lump sum following the completion of the term of the Consulting Agreement. In addition, Mr. Pinchev’s outstanding equity awards continued to vest for approximately two months (through March 1, 2012) in accordance with their respective terms.

Indemnification

Each of our Named Officers has entered into an indemnification agreement with the Company. In general, the indemnification agreements provide that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the Named Officer against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the Named Officer becomes subject in connection with his or her service as an officer of the Company or in connection with other services performed by him or her at the request of the Company (such as service as a director or officer of a subsidiary of the Company). The indemnification agreements also provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the advancement of expenses incurred by the Named Officer under certain circumstances. The indemnification agreements are not exclusive of any other rights to indemnification or advancement of expenses to which the Named Officer may be entitled, including any rights arising under the Company’s Amended and Restated Certificate of Incorporation, as amended, or our by-laws, a separate agreement with the Company or applicable law.

Employment Arrangements with New Executive Officer

On May 24, 2012, the Company announced that it had appointed Arun Oberoi as Executive Vice President, Global Sales and Services. Mr. Oberoi’s compensation arrangements are similar to the compensation arrangements in place for our Named Officers other than the CEO, and he is subject to the same policies that apply to our Named Officers, except as noted below. For Fiscal 2013, the Compensation Committee set his annual base salary at $465,000 and his target annual cash bonus amount at $372,000. He is eligible for annual equity compensation awards under our 2004 Long-Term Incentive Plan. Mr. Oberoi is eligible to participate in the Severance Plan and the Senior Management Change in Control Severance Policy (the “Change in Control Policy”). However, in the event that compensation paid to him under the Change in Control Policy is subject to tax imposed by Section 4999 of the Code, the Company will not reimburse him for the amount of any excise tax paid under Section 4999.

Grants of Plan-Based Awards in Fiscal 2012

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2012.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Whitehurst	5/31/11	5/25/11							40,000	1,744,000
	5/31/11	5/25/11				—	40,000	80,000		1,744,000
	5/31/11	5/25/11				—	40,000	80,000		2,075,360
		5/25/11	193,750	775,000	1,550,000

Charles E. Peters, Jr.	5/31/11	5/25/11							21,666	944,638
	5/31/11	5/25/11				—	21,667	43,334		944,681
	5/31/11	5/25/11				—	21,667	43,334		1,124,171
		5/25/11	93,000	372,000	744,000

Paul J. Cormier	5/31/11	5/25/11							21,666	944,638
	5/31/11	5/25/11				—	21,667	43,334		944,681
	5/31/11	5/25/11				—	21,667	43,334		1,124,171
		5/25/11	93,000	372,000	744,000

Michael R. Cunningham	5/31/11	5/25/11							16,666	726,638
	5/31/11	5/25/11				—	16,667	33,334		726,681
	5/31/11	5/25/11				—	16,667	33,334		864,751
		5/25/11	82,000	328,000	656,000

DeLisa K. Alexander	5/31/11	5/25/11							13,334	581,362
	5/31/11	5/25/11				—	13,333	26,666		581,319
	5/31/11	5/25/11				—	13,333	26,666		691,769
		5/25/11	70,313	281,250	562,500

Alex Pinchev	5/31/11	5/25/11					21,667	43,334		944,681

(1)	These columns show the potential value of the payout for each Named Officer under the EVC Plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2012 by the Compensation Committee. Actual bonus payments to Named Officers under the EVC Plan for Fiscal 2012 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation.” Pursuant to the terms of the EVC Plan Mr. Pinchev was not eligible to receive a bonus payment for Fiscal 2012 because he was not employed by the company on the payout date.
(2)	These columns show the number of shares underlying PSUs granted in Fiscal 2012 that may be earned by each Named Officer if the threshold, target or maximum goals are satisfied. The grant date fair value of PSUs to Named Officers granted in Fiscal 2012, is included in the Grants Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards,” and is calculated as described in footnote 4 below. Pursuant to the Plan, Mr. Pinchev forfeited SPP and RSA awards with a total value of $2,068,809 because he did not have a business relationship with the Company as of the end of the relevant performance period for his SPP awards and on the vesting date for his RSA awards.
(3)	Amounts in this column reflect RSAs granted to Named Officers in Fiscal 2012 under the 2004 Long-Term Incentive Plan. The RSAs for Named Officers vest over a four-year period, 25% vesting after one year and the remainder quarterly thereafter over an additional three years. For further discussion see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” The grant date fair value of RSAs granted to Named Officers in Fiscal 2012 is included in the Grants of Plan-Based Awards Table above in the column titled “Grant Date Fair Value of Stock Awards.”
(4)	This column reflects the aggregate grant date fair value of the equity awards granted to the Named Officer in Fiscal 2012 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.

Outstanding Equity Awards at End of Fiscal 2012

The following table sets forth information on the current holdings of stock option and stock awards by our Named Officers as of February 29, 2012.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
James M. Whitehurst	400,000	01/09/2008	—	19.95	01/09/2013
						113,699	5,623,553
								527,113	26,071,009

Charles E. Peters, Jr.						51,356	2,540,068
								249,209	12,325,877

Paul J. Cormier						51,771	2,560,594
								244,236	12,079,913

Michael R. Cunningham						40,521	2,004,169
								188,211	9,308,916

DeLisa K. Alexander						27,502	1,360,249
								125,233	6,194,024

Alex Pinchev (5)						51,771	2,560,594
								244,236	12,079,913

(1)	Amounts in this column reflect options granted to Named Officers and outstanding as of February 29, 2012. Mr. Whitehurst’s options vested over a four-year period, 25% on each anniversary of the date of grant.
(2)	Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 29, 2012. All RSAs listed above vest over a four-year period, 25% on the first anniversary date and quarterly thereafter. Information presented aggregates all historical grants of RSAs.
(3)	The market value of the shares was calculated by multiplying the number of shares of common stock by $49.46, the closing price of our common stock on February 29, 2012.
(4)	Amounts in this column reflect PSUs granted to Named Officers and outstanding as of February 29, 2012 and assume payout at the maximum of 200% of target as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2012” above.
(5)	Mr. Pinchev’s business relationship with the Company ended March 1, 2012 at which time a total of 252,124 shares with a value represented in the table above of $12,470,053 were forfeited.

Option Exercises and Stock Vested in Fiscal 2012

The following table sets forth information on the number and value of stock options exercised and stock vested during Fiscal 2012 for our Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James M. Whitehurst	100,000	2,704,150	232,888	10,648,685
Charles E. Peters, Jr.	—	—	72,039	3,337,104
Paul J. Cormier	4,688	105,474	71,092	3,286,910
Michael R. Cunningham	—	—	61,727	2,861,147
DeLisa K. Alexander	—	—	36,318	1,684,145
Alex Pinchev	—	—	70,272	3,250,140

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock at the time of exercise.
(2)	The value realized on vesting is based on the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

Each of our Named Officers is eligible to receive certain payments upon certain types of termination of employment. The details regarding these payments are contained in (i) the Severance Plan, (ii) the Named Officer’s option, PSU and restricted stock award agreements and/or (iii) the Change in Control Policy. In addition, Mr. Whitehurst’s 2007 Executive Employment Agreement includes provisions regarding payment upon certain types of termination of employment.

Severance Payments

Chief Executive Officer.    If the Company terminates Mr. Whitehurst’s employment without Cause (as defined in his 2007 Executive Employment Agreement) or if Mr. Whitehurst resigns for Good Reason (as defined in his 2007 Executive Employment Agreement), subject to the Company’s receiving a valid release of claims and Mr. Whitehurst’s compliance with noncompete, nonsolicitation and other covenants, Mr. Whitehurst will be entitled to receive (1) 150% of his then current annualized base salary, (2) a prorated portion of his current target bonus and (3) health care coverage paid by the Company for himself and his eligible dependents for a period of no longer than 18 months following his termination. In addition, any portion of a prior stock award that is outstanding but unvested and which would otherwise have vested during the subsequent 18 months, will immediately vest. Mr. Whitehurst’s right to exercise any outstanding stock options will end on the earlier of the first anniversary of his termination or the expiration of the option’s maximum term.

If the Company terminates Mr. Whitehurst’s employment for Cause or Mr. Whitehurst resigns without Good Reason, he will be entitled to payment of his base salary through the date his employment terminates and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as required by law.

Other Named Officers.    If the Company terminates a Named Officer’s (other than Mr. Whitehurst) employment without Good Cause (as defined in the Severance Plan) or if the Named Officer resigns for Good Reason (as defined in the Severance Plan), subject to the Company’s receipt of a valid release of claims and the Named Officer’s compliance with noncompete, nonsolicitation and other covenants, the Named Officer will be entitled to receive (1) a multiple of his or her then current annualized base salary (based on his or her target annual cash bonus amount as a percentage of annual base salary) and (2) a lump sum payment equal to 100% of the premium for the continuation of health, dental and vision coverage for 12 months for himself or herself and his or her eligible dependents. In addition, any equity awards with vesting that is not performance-based shall continue to vest and the Named Officer will be able to exercise the equity awards for 180 days following termination. For equity awards with vesting that is performance-based, the Named Officer will enjoy continued status as an employee, solely for purposes of the awards, until the earliest of (i) 180 days following termination, (ii) 10 days after the Compensation Committee determines whether performance has been achieved for the performance segment during which termination occurs and (iii) the expiration of the award.

If the Company terminates the Named Officer for Good Cause, or if he voluntarily resigns from the Company other than for Good Reason, the Named Officer shall have no further right to receive any compensation or benefits after the termination or resignation, other than compensation or benefits that are generally provided for all salaried employees upon resignation or termination under similar circumstances.

Change in Control Payments

Chief Executive Officer.    If (a) the Company terminates Mr. Whitehurst’s employment without Cause either within three months prior to or upon or within 24 months following a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement) or (b) Mr. Whitehurst terminates his employment for Good Reason upon or within 24 months following the occurrence of a Change in Control (as such terms are defined in his 2007 Executive Employment Agreement), subject to the Company receiving a valid release of claims, he will be entitled to receive (1) 200% of his then current annualized base salary, (2) 200% of his then current target bonus, (3) a prorated portion of his then current target bonus, (4) health care coverage paid by the Company for himself and his beneficiaries for a period of no longer than 24 months following his termination and (5) term life insurance in the same amount of death benefit protection that he enjoyed under Company-provided life insurance coverage on the date of his termination of employment paid by the Company for a period of 24 months following his termination. In addition, any unvested portion of his outstanding stock awards will immediately vest. In the event that compensation paid to Mr. Whitehurst by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse Mr. Whitehurst for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Other Named Officers.    Each Named Officer who was employed by the Company on February 29, 2012 (other than Mr. Whitehurst) is a party to stock option, RSA and PSU agreements that provide for accelerated vesting under certain circumstances after a Change in Control (as defined in the agreements) of the Company. Upon such a Change in Control of the Company, the Named Officer’s Operating Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out in shares of common stock as if (x) the Named Officer met the target performance level if the Change in Control occurs during the first or second performance segment and (y) the last performance segment had ended on the last day of the most recently completed fiscal quarter before the date that the Change in Control occurred if the Change in Control occurs during the third performance segment. Upon a Change in Control of the Company, the Share Price Performance PSUs will be considered earned and either convert into shares of restricted stock or be paid out using the per share equivalent of the cash consideration and securities paid or payable to the Company or its stockholders in connection with the Change in Control. PSUs that convert into shares of restricted stock upon a Change in Control vest 25% after the end of the first year, 25% after the end of the second year and 50% at the end of the third year as long as the Named Officer’s relationship with the Company or its successor continues. Following the Change in Control, if the Named Officer’s restricted stock or stock option grants are assumed or converted in connection with the Change in Control, and if the Named Officer’s relationship with the Company or its successor is terminated within one year after the Change in Control without Good Cause (as defined in the agreements) by the Company or its successor or with Good Reason (as defined in the agreements) by the Named Officer, then unvested restricted stock and stock option grants would vest. If the Named Officer’s RSAs are not assumed or converted in connection with a Change in Control, then the restricted stock would be treated as vested immediately prior to the Change in Control. If the Named Officer’s stock option grants are not assumed or converted in connection with a Change in Control, then the Named Officer would receive a lump sum cash payment in an amount based in part on the fair market value of the shares underlying the stock option grant on the day preceding the Change in Control.

Pursuant to the Change in Control Policy (effective February 22, 2007), each Named Officer who was employed by the Company on February 29, 2012 (other than Mr. Whitehurst) will be eligible for lump sum cash payments if the Named Officer’s employment is terminated under certain circumstances after a Change in Control (as defined in the Change in Control Policy) of the Company. These payments will be in lieu of, and not in addition to, any other cash severance payments to which a Named Officer may be entitled. Under the Change in Control Policy, if, within one year after the Change in Control, the Company or its successor terminates the Named Officer without Good Cause (as defined in the Change in Control Policy) or the Named Officer terminates his or her employment with Good Reason (as defined in the Change in Control Policy), then the Named Officer will be eligible to receive:

•

a lump sum payment equal to two times the sum of the Named Officer’s then-current annual base salary plus an amount equal to the average of the annual bonuses earned by the Named Officer during the two previous fiscal years;

•

continuation of the Named Officer’s and his or her eligible dependents’ coverage under the Company’s welfare benefit plans as in effect on the date of termination until the earlier of two years following the date of termination or the date the Named Officer or his or her eligible dependents become eligible for comparable benefits from another employer; provided, however, the Named Officer must continue to contribute the employee share of premiums as from time to time applicable to employees of the Company generally, in order to continue such coverage; and

•

a pro-rata incentive bonus, if any, to which he would have been entitled in accordance with the Company’s annual bonus plan calculated through the Named Officer’s termination, but based on the targets achieved prior to the Named Officer’s date of termination.

In the event that compensation paid to the Named Officer by the Company is subject to tax imposed by Section 4999 of the Code, the Company will reimburse the Named Officer for the amount of any excise tax paid under Section 4999 and increase the amount paid to cover any additional taxes imposed in connection with the reimbursement.

Since December 2007, the Company has not entered into, or modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999, or made any other material modifications to the Change in Control Policy.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth information on the potential payments to Named Officers upon termination or change of control of the Company, assuming the termination or change of control took place on February 29, 2012, the last business day of Fiscal 2012, and calculated as described above in the section entitled “Potential Payments Upon Termination or Change in Control.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ from those set forth below.

		Accelerated Vesting of Long-Term Incentive Plan Awards
Name	Cash Severance Payment ($) (1)	Stock Options ($)	Restricted Stock ($) (2)	PSUs ($) (3)	Welfare Benefits ($) (4)	Excise Gross Up Payment ($) (5)	Total ($)
James M. Whitehurst
•Change in Control With Termination Without Good Cause or With Good Reason	3,875,000	—	5,484,323	8,433,017	33,934	—	17,826,273
•Termination Without Good Cause or With Good Reason	1,937,500	—	3,871,729	10,189,910	22,500	—	16,021,639
Charles E. Peters, Jr.
•Change in Control With Termination Without Good Cause or With Good Reason	2,653,447	—	2,488,432	3,722,042	30,000	—	8,893,921
•Termination Without Good Cause or With Good Reason	813,750	—	731,662	3,297,300	15,000	—	4,857,712
Paul J. Cormier
•Change in Control With Termination Without Good Cause or With Good Reason	2,647,095	—	2,478,045	4,819,436	30,000	—	9,974,576
•Termination Without Good Cause or With Good Reason	813,750	—	711,037	1,978,400	15,000	—	3,518,187
Michael R. Cunningham
•Change in Control With Termination Without Good Cause or With Good Reason	2,364,779	—	1,952,532	3,285,199	30,000	—	7,632,510
•Termination Without Good Cause or With Good Reason	717,500	—	587,387	1,978,400	15,000	—	3,298,287
DeLisa K. Alexander
•Change in Control With Termination Without Good Cause or With Good Reason	1,865,536	—	1,329,188	2,262,280	30,000	1,711,886	7,198,889
•Termination Without Good Cause or With Good Reason	656,250	—	391,575	1,154,100	15,000	—	2,216,924

(1)	Amounts in this column are based on base salary as of February 29, 2012 and amounts received under our annual cash bonus plan for Fiscal 2011 and Fiscal 2010. For purposes of determining the amount of the pro-rated annual cash bonus for Fiscal 2012 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2012 performance.
(2)	Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the leftmost column, based on the $49.46 closing price per share of our common stock on February 29, 2012. We have assumed that Mr. Whitehurst signed a release in favor of the Company on February 29, 2012. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 29, 2012.
(3)	Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the leftmost column, based on the $49.46 closing price per share of our common stock on February 29, 2012. Upon a Change in Control With Termination Without Good Cause or With Good Reason, for each Named Officer we have assumed that (i) Operating Performance PSU awards would vest at the target level less any amounts previously paid out under the award and (ii) Share Price Performance PSU awards would vest based on the relative performance of our common stock based on the $49.46 closing price per share of our common stock on February 29, 2012. For Mr. Whitehurst, upon a Termination Without Good Cause or With Good Reason, the value of shares underlying PSUs that are shown in this table has been calculated based on the Company’s actual performance for the performance segments that ended on February 29, 2012 and at target for all other performance segments. We have also assumed that Mr. Whitehurst signed a release in favor of the Company on February 29, 2012. We have assumed that each of the other Named Officers signed a release in favor of the Company in connection with a Termination Without Good Cause or With Good Reason on February 29, 2012. Upon a Termination Without Good Cause or With Good Reason, the value of shares underlying PSUs for each Named Officer except for Mr. Whitehurst has been calculated based on the Company’s actual performance in Fiscal 2012.
(4)	Amounts in this column were calculated using an assumed total cost of welfare benefits of $15,000 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $1,967 to continue his life insurance that he would receive upon a Change in Control With Termination Without Good Cause or With Good Reason.
(5)	For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of (i) vested options was calculated using a Black-Scholes model which took into account volatility in our stock price and the remaining term of the options and (ii) vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service. For purposes of calculating the amount of any excise tax gross-up payment that the Company could potentially owe to a Named Officer, we assumed an individual tax rate of 44%.

Mr. Pinchev resigned from the Company effective January 16, 2012. The circumstances of Mr. Pinchev’s resignation did not trigger any cash severance payments, accelerated vesting of long-term incentive plan awards, welfare benefits payments or excise gross up payments by the Company to him.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of February 29, 2012.

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights ($) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (4)
Equity compensation plans approved by security holders	7,574,427	19.21	5,338,228
Equity compensation plans not approved by security holders (5)	49,617	45.73	4,426
Total	7,624,044		5,342,654

(1)	A total of 1,103,153 shares representing options and a total of 7,212,246 full value awards (DSUs, RSUs, PSUs, and RSAs) were outstanding as of February 29, 2012; however, the table excludes an aggregate of 691,355 shares broken out as follows: (i) 196,335 shares of common stock with a weighted-average exercise price of $1.26 per share that are issuable upon exercise of options issued under compensation plans assumed in connection with the acquisition of the following entities: JBoss, Inc., Sistina Software, Inc., Makara, Inc. and Gluster; (ii) an aggregate of 401,818 shares of common stock underlying outstanding RSAs under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied, and (iii) 93,202 shares of common stock underlying outstanding RSAs issued by Gluster prior to the Company’s acquisition of Gluster on October 7, 2011.
(2)	The shares represented in this column include awards of stock options, RSUs, DSUs and PSUs. For purposes of this table, shares underlying PSUs are calculated assuming payout at the maximum of 200% of the target as described in the “Grants of Plan-Based Awards in Fiscal 2012” table above, even though the actual payout amount may be less than the maximum. For a discussion of PSUs see the section above entitled “Compensation Discussion and Analysis—Components of Compensation—Equity Compensation.” Such outstanding awards were issued under stockholder-approved plans as follows: (i) 7,310,758 shares of common stock issuable under the 2004 Long-Term Incentive Plan and (ii) 263,669 shares of common stock issuable under the Company’s 1999 Stock Option and Incentive Plan (no additional shares of common stock remain available for future issuance under this plan). Please refer to Footnote 5 for information regarding outstanding awards issued under equity compensation plans which have not been approved by stockholders.
(3)	The weighted average exercise price in Column (b) excludes: (i) a total of 7,069,427 full value awards (RSAs, DSUs, PSUs and RSUs) issued under the 2004 Long-Term Incentive Plan with no exercise price but with a weighted average fair market value of $29.81; (ii) a total of 49,617 RSUs issued under the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”) with no exercise price but with a weighted average fair market value of $45.73; and (iii) 93,202 shares of common stock underlying outstanding RSAs issued by Gluster and assumed by the Company in connection with the acquisition of Gluster with a weighted average fair market value of $0.24.
(4)	Consists of 5,338,228 shares of common stock remaining available for future issuance under the 2004 Long-Term Incentive Plan and 4,426 shares of common stock remaining available for future issuance under the Makara Plan (excluding shares reflected in Column (a)). Full-value awards issued under the 2004 Long-Term Incentive Plan on or after August 2008 reduce the number of securities remaining available under the plan on a one-for-one basis. Awards granted August 2006 through August 2008 reduce the number of securities remaining at a rate of 1.6 shares for each full value share awarded. A total of 7,069,427 shares underlying full value awards have been issued and are reflected as outstanding in Column (a), however, these shares have been deducted from the plan at a rate of 1.6 shares for each full value share awarded during the period identified above resulting in a total additional debit of 68,260 shares.
(5)

In connection with our acquisition of Makara, Inc., we assumed unvested stock options issued by Makara, Inc. on an as-converted basis of which 10,791 shares remain outstanding (the “Assumed Options”). Each

Assumed Option continues to have the same terms and conditions in effect prior to the acquisition, except that the number of shares to be received upon exercise of such Assumed Option and the exercise price of each Assumed Option were adjusted in accordance with the transaction terms. RSUs from the Makara Plan representing 49,617 shares were granted to employees of Makara, Inc. following the transaction closing date in satisfaction of the terms of the merger agreement and to induce continued employment with the Company. Please see the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010 and “Other Stock Plans” below for additional information regarding the Makara Plan. An aggregate of 4,426 shares of Red Hat common stock remain available for future issuance under this plan.

Other Stock Plans

Makara Plan

A brief summary of the Makara Plan is outlined below. The following summary is not a complete description of all the provisions of the Makara Plan and is qualified in its entirety by reference to the Makara Plan and related documents, copies of which are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

Purpose.    The Makara Plan allows Red Hat to provide Eligible Participants (as defined below) who are selected to receive awards under the Makara Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor retaining and motivating employees who joined Red Hat through the Makara acquisition whose present and potential contributions are important to Red Hat.

Key Provisions.

•

Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after November 19, 2010 (the “Acquisition Date”) or individuals employed by Makara, Inc. prior to the Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•

Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Acquisition Date, Makara shareholders had authorized a total of 2,625,761 shares under the Makara Plan. Red Hat assumed a total of 93,201 shares on an as-converted basis consisting of:

(i)	21,943 unvested options to purchase Makara common stock that were outstanding immediately prior to the Acquisition Date were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Makara options immediately prior to the acquisition. All options were granted at fair market value on the date of grant pursuant to the terms of the Makara Plan.

(ii)	71,258 shares available for future issuance under the Makara Plan. Red Hat awarded 68,869 of shares in the form of RSUs vesting 25% annually over four years to individuals employed by Makara prior to the Acquisition Date as inducement to continue employment with Red Hat. As of February 29, 2012 there were 4,426 shares available for issuance under the Makara Plan.

Administration.    The Makara Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board, and except as limited by the Makara Plan, the Compensation Committee may exercise all discretion delegated to it under the Makara Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Makara Plan and establish, amend and rescind any rules relating to the Makara Plan. The Compensation Committee may, under the Makara Plan, delegate to a committee of one or more directors or officers the right under an award agreement to grant, cancel or suspend awards to employees who are not directors or officers of the Company, subject to certain conditions and exceptions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in Fiscal 2012 a team composed of senior members of our equity compensation team and human resources and legal departments inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with the Compensation Consultant on executive compensation design matters. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

OTHER MATTERS

Stockholder Proposals

Stockholders may submit proposals for consideration at our 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than February 25, 2013.

If you wish to submit a matter for consideration at our 2013 Annual Meeting that is not intended to be included in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2013 Annual Meeting (including any stockholder proposal or director nomination), written notice consistent with our by-laws must be delivered to our Corporate Secretary no later than the close of business on April 11, 2013, nor earlier than March 12, 2013. However, if the date of our 2013 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2012 Annual Meeting, your notice will be timely if it is received not earlier than the 90th day prior to the date of our 2013 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2013 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2013 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our by-laws. Proposals should be addressed to: Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina, 27606, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2012 all filings required to be made by reporting persons were timely made.

Appendix A

RED HAT, INC.

2004 LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective                 , 2012

(Approved by the Board of Directors on June 19, 2012. Subject to Shareholder Approval.)

Red Hat, Inc., a corporation existing under the laws of the State of Delaware (the “Company”), hereby amends and restates its 2004 Long-Term Incentive Plan (the “Plan”) effective                 , 2012.

1.	PURPOSE OF THE PLAN

1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Acquired Plans” shall mean the Red Hat, Inc. 1999 Stock Option and Incentive Plan, as amended, the Sistina Software, Inc. 1997 Omnibus Stock Plan, the JBoss, Inc. Second Amended and Restated 2004 Stock Option and Incentive Plan, the Gluster, Inc. Amended and Restated 2005 Stock Plan and, if and to the extent determined by the Committee, any other plans of any company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.2. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise.

2.3. “Authorized Shares” shall mean any Shares authorized for issuance under this Plan under Section 3.1 of the Plan since its inception, as that number may increase from time to time.

2.4. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.5. “Award Agreement” shall mean the form (written, electronic or otherwise) by which the Committee evidences any Award granted under the Plan.

2.6. “Board” shall mean the board of directors of the Company.

2.7 “Change in Control” shall mean the occurrence of any one of the following events: (i) individuals who, on the date an Award is granted, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination for election was approved by a vote of at least a majority of the directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii) below, or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person; (iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.8. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.9. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (“NYSE”).

2.10. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.11. “Director” shall mean a non-employee member of the Board.

2.12. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.13. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant or advisor, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.15. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NYSE for the principal trading session on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the NYSE, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Committee can substitute a particular time of day or other measure of “closing sale price” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A of the Code.

2.16. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.17. “Incentive Stock Option” shall mean an Option that is an “incentive stock option” as defined in Section 422 of the Code.

2.18. “Limitations” shall have the meaning set forth in Section 10.

2.19. “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.20. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.21. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.22. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.23. “Payee” shall have the meaning set forth in Section 13.1.

2.24. “Performance Award” shall mean any performance award granted pursuant to Section 9 and, if applicable, the Company’s 2006 Performance Compensation Plan, as such plan may be amended from time to time.

2.25. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restricted Stock Unit” means an Award that is valued by reference to Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Award, to sell, transfer, pledge or assign such Award, and/or to receive any cash Dividend Equivalents with respect to such Award, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.28. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.29. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.30. “Share” shall mean a share of common stock of the Company, par value $.0001 per share.

2.31. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.32. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and shall also include limited liability companies and other noncorporate entities based on equivalent levels of economic or voting ownership interests.

2.33. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines; provided, however, that Substitute Awards may not be made to effect a repricing of an Option or a Stock Appreciation Right in contravention of Sections 5.4 and 6.1(e) as applicable.

2.34. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

3.	SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in this Section 3.1 and in Section 12.2, a total of 43,500,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. No further grants may be made under the Acquired Plans, but Shares subject to awards granted under the Acquired Plans may become again available for Awards under the Plan, in addition to the number of Shares specified immediately above, pursuant to paragraph (c) below. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and seven hundredths (1.7) Shares for every one (1) Share granted.

(b) The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 8,000,000.

(c) If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as a result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Shares not being issued, the unused Shares covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, that (i) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy any applicable tax withholding obligation with respect to Awards other than Options and Stock Appreciation Rights (including Shares retained from such Award creating the tax obligation) shall be added to the number of Shares available for the grant of Awards under the Plan; (ii) Shares delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to exercise an Option or Stock Appreciation Right or to satisfy any applicable tax withholding obligation on an Option or Stock Appreciation Right (including shares retained from the Option or Stock Appreciation Right creating the tax obligation) shall not be so added to the number of Shares available for the grant of Awards under the Plan, and (iii) Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. If any Shares subject to an award under the Acquired Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or an award under the Acquired Plans does not result in the issuance of all or a portion of the Shares subject to such award, the Shares shall, to the extent of such forfeiture, expiration, termination, or non-issuance, be available for Awards under the Plan.

(d) In the case of Freestanding Stock Appreciation Rights, the full number of shares subject to such SAR, if settled in stock, shall be counted against the shares available under the Plan in proportion to the portion of the Freestanding Stock Appreciation Right exercised, regardless of the number of shares actually used to settle such Freestanding Stock Appreciation Right upon exercise.

(e) Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant (in a manner consistent with Section 409A of the Code); (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee regarding the Plan, any Award, or any issue relating to the Plan or an Award, shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, including the rules and regulations of NYSE or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company (provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards) and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Delegation of granting authority to officers shall be limited to Awards of Options and other compensation constituting “stock rights” under Delaware law. The Committee may not delegate the granting of restricted stock.

(e) The Committee shall specifically administer any plan, and review and approve any program or arrangement pursuant to which a Director is granted an Award under the Plan.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option. In the absence of designation as an Incentive Stock Option, an Option will be a Nonstatutory Stock Option. No Option shall provide for the payment or accrual of Dividend Equivalents.

5.2. Incentive Stock Options. An Option that the Committee intends to be an Incentive Stock Option shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

5.3. Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.4. Option Price. Other than in connection with Substitute Awards or Section 12.2, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Sections 11 or 12.2): (a) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (b) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Substitute Awards) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (c) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (d) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

5.5. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after (i) with respect to Options granted prior to August 17, 2006, the expiration of ten years from the date the Option is granted or (ii) with respect to Options granted on and after August 17, 2006, the expiration of seven years from the date the Option is granted.

5.6. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written, voice- or key-response telephonic, electronic, or other Committee-approved method of notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value); (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards or the consideration to be received by the Participant on the closing of a Change in Control), having a Fair Market Value on the exercise date equal to the total purchase price; (d) to the extent provided for in the applicable option agreement or approved by the Committee, in its sole discretion, and subject to any Company trading restrictions, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the fair market value; (e) through any other method specified in an Award Agreement; (f) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; or (g) any combination of any of the foregoing; provided, however, that the addition of methods of payment to this Section 5.6 shall not apply to any Incentive Stock Option granted before August 14, 2008 under the Plan unless either such addition is not a modification to the Incentive Stock Option for purposes of Treas. Reg. Section 1.424-1(e) or the Committee determines otherwise. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of issuance upon exercise.

5.7. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. No Stock Appreciation Right shall provide for payment or accrual of Dividend Equivalents.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2) and (ii) a term not greater than seven years. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option if there would be no adverse tax consequences under Section 409A of the Code. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right, shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred in a manner consistent with Section 409A of the Code; and the Committee shall have sole discretion to determine whether any deferred payments will accrue amounts equivalent to interest or cash dividends.

(e) Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Sections 11 or 12.2): (a) amend any outstanding Stock Appreciation Right granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Stock Appreciation Right, (b) cancel any outstanding Stock Appreciation Right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Substitute Awards) covering the same or a different number of Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Appreciation Right, (c) cancel in exchange for a cash payment any outstanding Stock Appreciation Right with an exercise price per share above the then-current Fair Market Value, or (d) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

7.	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or

“Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time or relating to achievement of performance targets, each as specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and, subject to the terms of this Section 7.3, the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (including cash) distributed as a dividend, Dividend Equivalent (if provided under an Award) or otherwise with respect to any Restricted Stock Award (or, if granted in connection with such Award, any Restricted Stock Unit Award) as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award (or Restricted Stock Unit Award). Therefore, any dividends with respect to a Restricted Stock Award shall be paid to the Participant only if and when the Shares subject to the Restricted Stock Award become free from the restrictions on transferability and forfeitability that apply to such Shares and any Dividend Equivalents provided under an Award shall be paid only upon the later of the vesting of such Award or on a delayed basis in a manner consistent with Section 409A of the Code. Participants receiving Restricted Stock Unit Awards may be paid upon vesting or may have such payment delayed in a manner consistent with Section 409A of the Code (and then referred to as a “Deferred Stock Unit” or “DSU”).

8.	OTHER STOCK-BASED AWARDS

8.1. Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards may be paid in cash or Shares, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares or amount of cash to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

8.3 Dividend Equivalents. Any Dividend Equivalents granted in connection with an Other Stock-Based Award shall be paid to the Participant only if such Other Stock-Based Award is no longer subject to any restrictions on transferability or forfeitability, as applicable, and shall be paid upon the lapse of such restrictions or on a delayed basis in a manner consistent with Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Terms of Performance Awards. Performance Awards may be issued hereunder to Participants under Sections 5 through 8 or as a cash-only Award, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a performance period shall not be longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant performance period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each performance period shall be conclusively determined by the Committee, with payments subject to the limits set forth in Section 10 and criteria for payment as set forth in a shareholder approved plan implementing the Section 162(m) provisions of this Plan. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee and consistent with Section 409A of the Code, on a deferred basis. Performance Awards (other than Options, Freestanding Stock Appreciation Rights or Option/Tandem Stock Appreciation Rights) designed to satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code shall be subject to this Plan and the Company’s 2006 Performance Compensation Plan (or any successor plan thereto).

9.2 Dividend Equivalents. Any Dividend Equivalents granted in connection with a Performance Award shall be paid to the Participant only if the applicable performance criteria has been achieved and shall be paid upon the achievement of such criteria or on a delayed basis in a manner consistent with Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

Limits. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any fiscal year with respect to more than two million (2,000,000) Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any fiscal year with respect to more than one million (1,000,000) Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any fiscal year with respect to Performance Awards that are valued with reference to cash or to property other than Shares is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards. Notwithstanding any other provision of the Plan, the terms of any Award may provide in the Award Agreement evidencing the Award that, immediately prior to a Change in Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part, (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change in Control. In the event of a Change in Control, the successor company may assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination of a Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1 above.

11.3. Impact of Change in Control on Performance Awards. The terms of any Performance Award may provide in the Award Agreement evidencing the Performance Award that, upon a Change in Control of the Company,

(a) a pro rata portion of Performance Awards shall be considered to be earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and

(b) the remaining portion of Performance Awards shall be assumed, converted or replaced with restricted stock in the successor company’s shares (if the Award is valued by reference to a designated number of Shares) or restricted deferred compensation (for other Awards) based on the portion of the performance period not yet completed and based on target performance. Such assumed, converted or replaced portion of the Performance Award shall be restricted for the remainder of the performance period or vesting period, as applicable. If the successor company does not assume, convert or replace the remaining portion of the Performance Award as described in this Section 11.3(b), the full award shall be considered earned and payable upon consummation of the Change in Control. Notwithstanding the foregoing, the Award Agreement for a

Performance Award may provide that in the event of an involuntary termination of the Participant’s employment with the Company or any Affiliate without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control and/or in the event of an involuntary termination of the Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, the vesting of the restricted stock or restricted deferred compensation, as applicable, held by such Participant at the time of the Change in Control shall be accelerated.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of NYSE or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) effect an amendment for which shareholder approval is required under Section 162(m) or 422 of the Code, (e) amend any provision of Sections 5.4, 6.1(a)(i) or 6.1(e) to (x) allow for an exercise price of an Option or Stock Appreciation Right that is less than 100% of the Fair Market Value of a Share on the date of grant of such Award or (y) allow for the repricing of an Option or Stock Appreciation Right, as applicable, (f) amend any Award in a manner inconsistent with Section 10, or (g) increase the maximum permissible term of any Option specified by Section 5.5. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Committee shall make equitable adjustments and other substitutions under the Plan and to Awards in the manner determined by the Committee, in its sole discretion, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan (including the share counting provisions of Section 3.1) and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant or his or her guardian or conservator; provided, however, that the Committee may permit or provide in an Award, other than an Incentive Stock Option, for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.

References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award (and any dividends or Dividend Equivalents) may be deferred in a manner consistent with Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of any Award (including any deferred Award) other than an Option or a Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

12.6. Past Performance. Notwithstanding any other provision of the Plan to the contrary, the Committee may issue fully vested Awards in lieu of previously earned, but unpaid, cash compensation.

13.	MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

13.4. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient has complied with the then applicable terms and conditions of the Award and become an Employee or Director.

13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, any or all outstanding Awards granted to any Participant may be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, violates any then applicable noncompetition, nonsolicitation, nondisclosure, or confidentiality agreement covering the Participant (or, if while employed, any comparable common law duty).

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, and the applicable requirements of any securities exchange or similar entity.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems such limitation lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdictions other than those of the State of Delaware.

13.13. Effective Date of Plan; Termination of Plan. The Plan became effective on September 21, 2004, the date that the Plan was first approved by the shareholders of the Company. Awards may be granted under the Plan at any time and from time to time on or prior to August 7, 2022, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.15. Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment:

(a) this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto.

(b) if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(c) for purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(d) in any event, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments under this Plan are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the

2012 Annual Meeting of Stockholders.

INTERNET

http://www.proxyvoting.com/rht

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSAL 5.	Please mark your votes as indicated in this example	☒

THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSAL 5.

Proposal 1 - To elect two members to the Board of Directors, each to serve for a three-year term as a Class I director:	FOR	AGAINST	ABSTAIN

1.1 Marye Anne Fox	☐	☐	☐

1.2 Donald H. Livingstone	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 2 - To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2013.	☐	☐	☐

Proposal 3 - To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation.	☐	☐	☐

Proposal 4 - To approve an amendment and restatement of Red Hat’s 2004 Long-Term Incentive Plan.	☐	☐	☐

Proposal 5 - To approve a stockholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	____________________________	Signature	____________________________	Date	________________

You can now access your Red Hat account online.

Access your Red Hat account online via Investor ServiceDirect® (ISD).

The transfer agent for Red Hat now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com/

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at http://www.cpushareownerservices.com/ where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting to be held on August 9, 2012: The Notice of 2012 Annual Meeting of Stockholders, Proxy Statement, this Proxy Card and the 2012 Annual Report to Stockholders are available at: http://www.proxyvoting.com/rht

▼ FOLD AND DETACH HERE ▼

PROXY

RED HAT, INC.

Annual Meeting of Stockholders – August 9, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RED HAT

The undersigned hereby appoints Paul J. Argiry, R. Brandon Asbill and Mark E. Cook, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Red Hat, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Red Hat to be held August 9, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)